EXHIBIT 10.63
                                                             EXECUTION COPY

                PANDA-BRANDYWINE LIMITED PARTNERSHIP






                      AMENDED AND RESTATED

            TURNKEY COGENERATION FACILITY AGREEMENT


                            BETWEEN
                     PANDA-BRANDYWINE, L.P.

                              AND
            RAYTHEON ENGINEERS & CONSTRUCTORS, INC.

                   Dated as of March 30, 1995


                      AMENDED AND RESTATED
            TURNKEY COGENERATION FACILITY AGREEMENT
                   DATED AS OF MARCH 30, 1995
               BETWEEN PANDA-BRANDYWINE, L.P. AND
            RAYTHEON ENGINEERS & CONSTRUCTORS, INC.


                       Table of Contents

                         ARTICLE I
                      GENERAL MATTERS                           2

1.01 Contract Documents                                         2
1.02 Definitions                                                4
1.03 Description of Plant                                      16
1.04 General Scope of Work; Applicable Standards               16
1.05 Contract Price and Payment Thereof                        19
1.06 Construction Lender's Requirements and Lien Waivers       21
1.07 Financing of Plant                                        23

                            ARTICLE II
                 CONTRACTOR'S SUPPLY OF PLANT                  24

2.01  Commencement of Performance                              24
2.02  Commencement of Construction                             24
2.03  Time Allowed for Performance                             24
2.04  Matters Pertaining to Job or Plant Site                  24
2.05  Permits and Authorizations; Easements and Rights of Way  25
2.06  Compliance with Law and PEPCO Contracting Practices      26
2.07  Quality of Workers                                       27
2.08  Identification of Workers and Vehicles                   28
2.09  Project Management                                       28
2.10  Methods of Work                                          29
2.11  Cooperation with Other Contractors                       29
2.12  Safety Measures, Contractor Negligence and
      Protection of Property                                   29
2.13  Inspection and Testing of Work in Progress               30
2.14  Defective Work                                           30
2.15  Changes                                                  31
2.16  Drawings and Engineering Data                            35
2.17  Contractor's Environmental Obligations                   36

                             ARTICLE III
             ADDITIONAL OBLIGATIONS OF CONTRACTOR              38

3.01  Operating and Maintenance Manuals                        38
3.02  Training of Owner's Personnel                            39
3.03  Subcontractors                                           39
3.04  Claims and Liens for Labor and Materials                 40
3.05  Taxes                                                    41
3.06  Parent Guaranty                                          42
3.07  Risk of Loss; Passing of Title                           42
3.08  Insurance                                                43
3.09  Claims of Patent Infringement and
      Misappropriation of Proprietary Information              47
3.10  Spare Parts Availability                                 48
3.11  Additional Documentation                                 49
3.12  Technical Support and Development                        49
3.13  Temporary Office Quarters                                50
3.14  Letters of Credit                                        50
3.15  Grubbing and Clearing of Job Site                        51
3.16  Temporary Road                                           52
3.17  Punch List                                               52
3.18  Road Easements                                           52

                             ARTICLE IV
                  CERTAIN OBLIGATIONS OF OWNER                 53

4.01  Contract Administration                                  53
4.02  Fuel Supply                                              53
4.03  Permit Applications                                      53
4.04  Gas and Electric Interconnection Facilities              54
4.05  Job Site Access                                          55
4.06  Owner's Cooperation                                      55
4.07  Owner's Representative                                   56
4.08  Unreasonable Interference                                56
4.09  Permits                                                  56
4.10  Taxes                                                    57
4.11  Reimbursement of Taxes Paid                              57
4.12  Third Party Cooperation                                  57
4.13  Right to Construct; Survey of Plant Site                 58
4.14  Notice to Contractor                                     58
4.15  Notice of Project Funding                                58
4.16  Insurance                                                58

                              ARTICLE V
              CONTRACTOR'S GUARANTEES AND WARRANTIES           60

5.01  Warranties                                               60
5.02  Time of Completion of Plant                              64
5.03  Equipment and Services                                   69
5.04  Performance Guarantees                                   69
5.05  PEPCO Interconnect and Transmission Facilities           74

                             ARTICLE VI
          START UP, PERFORMANCE TESTS AND ACCEPTANCE           74

6.01  Commencement of Testing and Start-Up                     74
6.02  Initial Operation                                        74
6.03  Performance Tests                                        75
6.04  Final Acceptance and Substantial Completion of the Plant 76

                             ARTICLE VII
           FORCE MAJEURE AND OWNER CAUSED DELAY                79

7.01  Force Majeure                                            79
7.02  Owner Caused Delay                                       81

                            ARTICLE VIII
                      TERMINATION OF AGREEMENT                 82

8.01  Termination for Owner's Convenience                      82
8.02  Termination for a Party's Default                        82
8.03  Termination by Reason of Insolvency, etc.                84
8.04  Suspension of Work or Termination of Agreement
      by Contractor                                            85
8.05              [Deleted]                                    86
8.06  Effect of Termination; Post-Termination
      Obligations of Parties                                   86
8.07  Consequences of Suspension of Work by Owner              88

                             ARTICLE IX
              INDEMNIFICATION; LIABILITY LIMITATION            88

9.01  Indemnification of the Parties                           88
9.02  Owner's Environmental Indemnification                    89
9.03  Limitation of Remedies                                   90

                               ARTICLE X
                                DISPUTES                       91

10.01 Arbitration of Disputes                                  91
10.02 Selection of Arbitrators                                 92
10.03 Place, Time and Procedure                                92
10.04 Winner Take All                                          92
10.05 Binding Award                                            93
10.06 Contractor To Continue Work                              93

                             ARTICLE XI
                      MISCELLANEOUS PROVISIONS                 93

11.01 Interest on Overdue Payments                             93
11.02 Contractor's Records                                     94
11.03 Confidentiality of Information                           94
11.04 Status of Contractor                                     95
11.05 Notices                                                  95
11.06 Entire Agreement; Amendment of Agreement                 96
11.07 Waiver of Rights                                         97
11.08 Severability of Provisions                               97
11.09 Assignment; Effect of Agreement                          97
11.10 Governing Law; Interpretation                            98
11.11 Survival                                                 98


Exhibit A -    Scope of Work

Exhibit B -    Special Conditions

Exhibit C -    Legal description of Plant Site

Exhibit D -    Milestone Payment Schedule

Exhibit E -    Form of Milestone Payment Certificate

Exhibit F -    List of governmental permits and property rights

Exhibit G -    Air Permit Application Emission Rates

Exhibit H -    Form of Certificate for Waiver of Liens


Exhibit I -    Utilization of Small Business Concerns and Small
               Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals.

Exhibit J -    Clearing & Grubbing Specifications

Exhibit K -    Contractor's Rate Schedule

Exhibit L -    Power Purchase Agreement between Potomac Electric
               Power Company and Panda-Brandywine, L.P., dated

               August 9, 1991, as amended.

Exhibit M -    Steam Sales Agreement

Exhibit N -    Contractor Critical Date Schedule

Exhibit O -    Raytheon Parent Guaranty

Exhibit P -    Exhibit P - Distilled Water Facility Scope of Work


Exhibit Q -    Conditions Listed in Application of Panda-
               Brandywine for a Certificate of Public Convenience and Necessity for the Construction of a 248 MW
               Generating Station, PSC Case 8488

Exhibit R -    Temporary Road

Exhibit S -    Change Orders Executed Prior to the Date of this
               Agreement
Exhibit T -    Pending or Known Potential Change Orders
Exhibit U -    Lay Down Agreement





                      AMENDED AND RESTATED
              TURNKEY COGENERATION FACILITY AGREEMENT

          This AGREEMENT ("Agreement") dated as of March 30, 1995

by   and   between  Panda-Brandywine  L.P.,  a  Delaware  limited

partnership, having its headquarters at 4100 Spring Valley, Suite

1001,  Dallas,  Texas   75244, (hereinafter called  "Owner")  and

Raytheon Engineers & Constructors, Inc. (formerly known as United

Engineers   &   Constructors  Inc.,  dba  Raytheon  Engineers   &

Constructors), a Delaware corporation having an office  at  13105

Northwest  Freeway, Suite 200, Houston, Texas 77040  (hereinafter called "Contractor").

                        W I T N E S E T H:

            WHEREAS,  Owner  proposes  to  build  a  cogeneration

facility  on its property located south of Brandywine,  Maryland,

in  Prince George's County, for the purpose of supplying electric power  to  Potomac Electric Power Company ("PEPCO")  and  thermal energy to a distilled water facility (the "Steam Host"); and

           WHEREAS,  Owner  wishes  to  have  Contractor  design,

construct  and start-up such cogeneration facility (the  "Plant")

under a Turnkey Firm-Fixed Price agreement; and

            WHEREAS,  Contractor  after  thoroughly  and   fairly

evaluating the Plant, is willing to design, construct and  startup the  Plant under a Turnkey Firm-Fixed Price agreement on  the terms and conditions hereinafter set forth;

           WHEREAS,  Contractor and Owner entered into a  Turnkey

Cogeneration Facility Agreement dated as of December 2, 1993 (the

"Original EPC Contract") and hereby wish to amend and restate the

Original EPC Contract in its entirety.

           NOW, THEREFORE, in consideration of the premises,  and

their  mutual promises and covenants herein contained, Owner  and

Contractor hereby agree that the Original EPC Contract be amended and restated to read in its entirety as follows:





                             ARTICLE I

                          GENERAL MATTERS

1.01      Contract Documents

This Agreement consists of the following writings:

          (a)       This document.

          (b)       Exhibit A - Scope of Work

          (c)       Exhibit B - Special Conditions.

          (d)       Exhibit C - Legal description of Plant Site.

          (e)       Exhibit D - Milestone Payment Schedule.

          (f)       Exhibit E - Form of Milestone Payment Certificate.

          (g) Exhibit F - Lists of governmental permits, authorizations, property easements and rights-of-way.

          (h)       Exhibit G - Air Permit Application Emission Rates

          (i)       Exhibit H - Form of Certificate for Waiver of Liens.

          (j)       Exhibit  I - Utilization of Small  Business

Concerns  and  Small Business Concerns Owned  and  Controlled  by

Socially and Economically Disadvantaged Individuals.

          (k)      Exhibit J - Clearing and Grubbing Specifications

          (l)       Exhibit K - Contractor's Rate Schedule

          (m)       Exhibit L - Power Purchase Agreement between

Potomac Electric Power Company and Panda-Brandywine, L.P.,  dated

August 9, 1991, as amended.

          (n)       Exhibit M - Steam Sales Agreement

          (o)       Exhibit N - Contractor Critical Date Schedule

          (p)       Exhibit O - Raytheon Parent Guaranty

          (q)       Exhibit P - Distilled Water Facility Scope of Work

          (r)       Exhibit Q - Conditions Listed  in  Proposed

Orders  of Hearing Examiner for Certificate of Public Convenience

and Necessity

          (s)       Exhibit R - Temporary Road.

          (t)       Exhibit S - Change Orders Executed Prior  to

the Date of this Agreement

          (u)       Exhibit T - Pending or Known Potential Change Orders

          (v)       Exhibit U - Lay Down Agreement




           Copies  of Exhibits A through U are attached  to  this

document.     This   document  and  such  exhibits   (hereinafter

sometimes  referred to collectively as "the Contract  Documents")

are,   but  only  if  so  explicitly  stated,  intended   to   be

complementary,  and  in  such case,  anything  required  by  that document is as binding as if required by all documents.  However,

in  the  event  of  any  conflict or inconsistency  between  this

Agreement  and  any Exhibit,  this Agreement shall  prevail  over such Exhibit.

1.02      Definitions

           As  used in this Agreement, the following terms  shall

have the meanings set forth below:

          (a)       "Affiliate" means, in relation to any Person,

any  Person:  (i)  which directly or indirectly controls,  or  is controlled  by,  or  is  under common control  with,  such  other

Person; or (ii) which directly or indirectly beneficially owns or holds  fifty-one  percent (51%) or more of any  class  of  voting stock  of such other Person; or (iii) which has fifty-one percent

(51%)  or  more of any class of voting stock that is directly  or indirectly  beneficially owned or held by such other  Person,  or

(iv)  who  either  holds a general partnership interest  in  such other  Person  or  such other Person holds a general  partnership interest in the Person.

           (b)       "Agreement" means this "Amended and Restated

Turnkey  Cogeneration Facility Agreement", dated as of March  30,

1995 by and between Panda-Brandywine, L.P. and Raytheon Engineers

&  Constructors,  Inc.,  as  the same  may  be  further  amended,

supplemented or otherwise modified from time to time.

           (c)        "Applicable Laws" means any  statute,  law,

regulation,  permit, license, ordinance, rule,  judgment,  order,

decree,  directive, guideline or policy (to the extent mandatory)

or  any  similar  form of decision or determination  by,  or  any interpretation or administration of, any of the foregoing by  any

Federal, state or local government, any political subdivision  or

any   governmental,  quasi-governmental,  judicial, public   or

statutory instrumentality, administrative agency, authority, body or  other entity with jurisdiction over the Plant, the Job  Site,

the  performance  of the Work or other services to  be  performed under this Agreement.

           (d)        "Applicable Permits" means the permits  for

the  Plant,  both obtained and un-obtained, listed in Exhibit  F,

including any variances or waivers in effect from time  to  time.

If  any  permit  is unobtained, the contents of  the  application therefor shall be a "permit" for all purposes hereunder.

          (e)       "Applicable Standards" shall have the meaning

set forth in Section 1.04(c).

          (f)       "Business Day(s)" means Monday through Friday

excluding holidays recognized by PEPCO.  As of the date  of  this

Agreement,  these holidays include New Year's Day, Martin  Luther

King's   Birthday,   Inauguration  Day,  Washington's   Birthday,

Memorial Day, Independence Day, Labor Day, Thanksgiving Day,  Day

after Thanksgiving, and Christmas Day.

           (g)       "Change of Law" has the meaning set forth in

Section 2.06(a).

           (h)        "Changes"  and  "Change  Order"  have  the

meanings set forth in Section 2.15.

           (i)       "Commencement of Construction"  or "Commence

Construction" means the date when continuing work has started  on the  Plant with  the  pouring of concrete  foundations  for  the structures to be erected and the equipment to be installed at the

Plant Site.

           (j)        "Commercial Operation" means the date  when

the  Forty-Eight (48) Hour Net Electrical Output Performance Test

required  under Section 19.5.1.1 of the Scope of Work (under  the procedure  set  forth  in Section 19.5.2) has  been  successfully completed  within one hundred and ten percent (110%) of  the  Net

Plant  Heat Rate Guarantee and the Independent Engineer (as  such engineer  is defined in the PEPCO Contract) acknowledges,  as  of the  date  of  such  Forty-Eight Hour (48) Net Electrical  Output

Performance  Test, that the Plant has successfully completed  the

"Net  Capability"  test  described in Appendix  D  of  the  Power

Contract.

          (k)       "Completion Certificate" means  a  document

issued by Owner upon Final Acceptance of the Plant.

          (l)       "Construction Lender" means the institutional

person  or  persons providing financing to Owner for  the  entire

expected   cost   of   the  development,  construction,   design,

engineering  and  procurement of the  Plant  and  items  relating thereto.

           (m)         "Construction  Lender's  Engineer"  means

Pacific  Energy  Systems,  Inc.,  or  any  successor  entity   as

appointed by Construction Lender.

           (n)        "Construction  Loan  Agreement"  means  the

agreement (and all documents relating thereto) between the  Owner and  Construction  Lender pursuant to which  Construction  Lender agrees to provide construction financing for the Plant.

           (o)       "Contract Documents" means this document and

the Exhibits described in Section 1.01 as a group.

           (p)       "Contract Price" has the meaning set forth in

Section 1.05(a).

           (q)        "Contract  Price  Discount"  shall  mean  a

reduction  in  the  total Contract Price,  as  adjusted  by  this

Agreement, for  the decrease in the value of the  Work  and  the

Plant as a result of untimely Commercial Operation or failure  to meet any Performance Guarantee.

           (r)        "Contractor"  means  Raytheon  Engineers  &

Constructors,  Inc.  (formerly  known  as  United   Engineers   &

Constructors  Inc.  dba  Raytheon Engineers  &  Constructors),  a

Delaware  corporation,  including its  employees,  directors  and officers.

          (s)         "Contractor Critical Date Schedule" means the list

of construction milestones, displayed in Exhibit N hereto.

          (t)         "Cost  Plus Formula" means the price  of  a Change Order

determined in accordance with Exhibit K.

          (u)         "CPM Schedule" means a document that  shows

the planned progression of the Work.

           (v)        "Defect or Deficiency" means, any  designs,

engineering,  software,  drawings, components,  tools,  supplies,

equipment, materials, installation, construction, workmanship  or work,  (i) that does not materially conform to the Scope of Work,

the  Final Plans  and the specifications (ii)  that  is  not  of uniform  good quality, free from material defects or deficiencies in  design,  application,  manufacture or  workmanship,  or  that contains  materially  improper or inferior workmanship  or  (iii)

that  either  would  materially  and  adversely  affect  (x)  the performance  of  the  Plant  under  normal  operating  conditions

(unless,  in  the alternative, Contract Price Discount  for  such defect or deficiencies has been paid) or (y) the continuous  safe operation  of  the Plant during the Plant's design life,  all  as determined by reference to Prudent Utility Practices. The  term

"Defects  or Deficiencies" shall neither be construed to  include material damage caused by Owner's acts or omissions to the extent

arising out   of  abuse,  misuse,  negligence  in   operations,

maintenance and repair (unless such act or omission was taken  or made  at  the direction of the Contractor) or failure  to  follow

Contractor's  or  vendor's  recommendations  and  directions  and

Prudent  Utility  Practices  nor  shall  the  term  "Defects or

Deficiencies"  be construed to include ordinary  wear  and  tear,

erosion,  corrosion, and deterioration (unless as a result  of  a defect or deficiency) or any other defect or deficiency that  has no  material  impact  on  the Plant's appearance,  operation,  or useful life.

           (w)  "Drawings"  means  all  drawings  (except detailed

manufacturing   drawings)   diagrams,   illustrations, schedules,

and performance charts, including data in the form  of electronic media,  prepared by Contractor or any  subcontractor, manufacturer or supplier for delivery to Owner in accordance with this

Agreement which illustrates any of the materials,  supplies or

Equipment  or  any  other portion  of  the  Work,  either  in components or as completed.

           (x)        "Early  Completion Bonus" means  the  bonus

payable to Contractor for achieving Commercial Operation  of  the

Plant prior to the Guaranteed Completion Date.

           (y)        "Substantial Completion  Bonus"  means  the

bonus  payable to Contractor for achieving Substantial Completion prior to October 31, 1996 and/or September 30, 1996.

           (z)       "Substantial Completion" has the meaning set

forth in Section 6.04(f) below.

           (aa)      "Final Acceptance" has the meaning set forth

in Section 6.04(a).

           (bb)       "Final Plans" has the meaning set forth  in

Section 2.16(b).

           (cc)      "Financial Closing"  means the date on which

Owner executes the necessary documents to borrow, on a long  term basis, the funds necessary to construct the Plant.

           (dd)      "Force Majeure" has the meaning set forth in

article VII.

          (ee)      "Force Majeure Event" means an event of Force

Majeure.

           (ff)       "Forced  Outage" has the  same  meaning  as

"forced outage" under the Power Contract.

           (gg)      "Forty-eight (48) Hour Net Electrical Output

Performance  Test" has the meaning set forth in Section  19.5.1.1 of the Scope of Work.

          (hh)       "Guaranteed Completion Date" means the  date

set  forth  in Section 2.03 for the Commercial Operation  of  the

Plant.

           (ii)       "Hazardous  Material" means  any  substance

deemed  as  hazardous by any federal, state or local agency  with jurisdiction over the Site.

            (jj)        "Interconnect   Facilities"   means   all

facilities (except  for  Transmission Facilities)  necessary  to enable  PEPCO  to  receive the electrical power from  the  Plant,

including  but not limited to, all metering devices, transformers and  associated  equipment, communications equipment,  relay  and switching equipment,  circuit  breakers  and  other  protective devices  and safety equipment, and telecommunications  equipment,

wherever located.

          (kk)      [Intentionally Deleted]

          (ll)      "Job Site" means the Plant Site, the laydown

area,  or  other areas, access to which by Contractor is pursuant to  an  easement or license obtained by Owner for the benefit  of

Contractor,  and any other areas where Contractor may temporarily obtain  care, custody and control, use, easement or  license  for

purposes directly,  indirectly  or  incidentally   related to

performance of, or as an accommodation to, the Work.

           (mm)      "Letter Of Credit" has the meaning set forth

in Section 3.14.

           (nn)      "Loan Agreement" means that certain agreement

executed  between Owner and Contractor on December  2,  1993,  as amended  by  the Amended and Restated Development Loan  Agreement

dated  as  of  March 23, 1994 among the Owner,  General  Electric

Capital Corporation, as agent and a lender and the Contractor, as a  lender, as the same may be amended, supplemented or otherwise modified from time to time.

           (oo)      "Milestone Payment" means an installment  of

the Contract Price to be paid as provided in Exhibit D.

           (pp)       "Milestone Payment Certificate" means  that

certificate,  in  the form of Exhibit E, which  is  submitted  by

Contractor to Owner prior to the making of a Milestone Payment by

Owner.

           (qq)       "Milestone  Payment  Schedule"  means  that

schedule of Milestone Payments which is set forth in Exhibit D.

           (rr)       "Net  Plant Heat Rate" and "Net Plant  Heat

Rate Guarantee" have the meanings set forth in Section 5.04(b).

           (ss)      "Net Plant Heat Rate Test" means the test so

described in Section 19.5.1.2 of the Scope of Work.

           (tt)       "Net  Power  Output" means  the  electrical

energy  output of the Plant (net of auxiliary load of the  Plant)

in  kilowatt hours metered by the PEPCO-owned metering  equipment and delivered at the Interconnection Facilities.

            (uu)       "Net  Power  Output  Guarantee"  have  the

meanings set forth in Section 5.04(a).

           (vv)       "Nominal Operating Conditions" means  those

values specified in Scope of Work.

            (ww)       "O&M  Contractor"  means  an  organization

selected by Owner for the operation and maintenance of the Plant,

subsequent to Commercial Operation.

           (xx)       "Over-Funding Letter  of  Credit"  has  the

meaning set forth in Section 3.14(c).

           (yy)       "Owner"  means  Panda-Brandywine,  L.P.,  a

Delaware limited partnership.

           (zz)       "Owner  Caused Delay"  means,  a  delay  of

material  effect,  to  the extent caused by  Owner's  failure  to perform  under  this  Agreement, that actually  and  demonstrably causes a material and corresponding delay in Contractor's efforts hereunder.

           (aaa)          "Owner's      Engineer"      means

Gilbert/Commonwealth,  Inc.,  a  Delaware  corporation,  or   the

successor entity as appointed by Owner.

           (bbb)       "Owner's   Representative"   means   the

representative of Owner designated pursuant to Section 4.07.

           (ccc)     "PEPCO" means Potomac Electric Power Company,

a Virginia and District of Columbia corporation.

           (ddd)      "PEPCO Contract" or "Power Contract"  means

the  agreement between Panda-Brandywine, L.P. and PEPCO, executed on August 9, 1991, as amended from time to time.

           (eee)      "Performance  Guarantees"  shall  mean  the

guarantees described in Section 5.04 of this Agreement.

           (fff)      "Performance Tests" means  the  Forty-Eight

(48)  Hour Net Electrical Output Performance Test, Net Plant Heat

Rate  Test, the Two-Hundred (200) Hour Capacity Test,  the  Stack

Test and the Noise Test, all more fully described in Section 19.5 of the Scope of Work.

           (ggg)      "Performance Tests Notice" has the  meaning

set forth in Section 6.03(a).

           (hhh)      "Person" means an individual,  partnership,

corporation,   business  trust,  joint  stock   company,   trust,

unincorporated    association,   joint   venture,    governmental

authority, or other entity of whatever nature.

           (iii)     "Plant" means the cogeneration facility  and

distilled water facility described in the first preamble to  this document and in Section 1.03.

          (jjj)     "Plant Site" means that certain piece of real

property   owned  or  controlled  by  Owner,  located  south   of

Brandywine,  Maryland,  in  Prince  George's  County,  and   more

particularly  described  in  Exhibit  C,  on  which  the  parties acknowledge that the Plant will be constructed.

           (kkk)     "Noise Test" means the test so described  in

Section 19.5.1.5 of the Scope of Work.

           (lll)      "Pre-Existing  Hazardous  Material"  means

Hazardous  Material that existed on or in the Job Site and  Plant

Site prior to Site Mobilization.

          (mmm)     "Road Easements" means, collectively, (i) the

Lay  Down  Agreement  ("Lay Down Agreement")  between  Owner  and

Prince  George's County attached hereto as Exhibit U,  with  only such  changes  as are approved by both Contractor and  Owner  and

(ii) the Betty Boulevard Temporary Construction Easement dated as of December 23, 1994 between Owner and Brandywine D.C., Inc. with

Montgomery Ward (as addressee of such Agreement only).

          (nnn)     "Project Manager" means the person designated

by Contractor as having the centralized responsibility, authority and  supervisory  power  of Contractor for design,  construction,

testing  and  start-up  of the Plant,  as  well  as  all  matters relating  to  the  administration  of  the  provisions  of this

Agreement.

           (ooo)      "Project  Engineering  Manager"  means  the

person  designated  by Contractor as having  the  responsibility,

authority, and supervisory power over the engineering and  design of the Plant.

           (ppp)     "Project Funding" means the date upon  which

all  conditions precedent to the availability of funds  to  Owner under  the  Construction Loan Agreement have  been  satisfied  or

waived   and   there  is  also  an  expectation  by  Owner   that

disbursements   under  the  Construction  Loan   Agreement   will

thereafter take place in the ordinary course of business  without interruption.

            (qqq)      "Prudent  Utility  Practices"   means  the

practices  generally  followed  by  the  United  States  electric

utility   industry    with   respect  to  design,   construction,

operation,  and maintenance of electric generating, transmission,

and  distribution facilities (including but not limited  to,  the engineering, operating and safety practices generally followed by the electric utility industry).

           (rrr)      "Punch  List" means that list  prepared  by

Owner  with  Contractor's assistance, detailing  all  Punch  List

Items.

           (sss) "Punch List Item(s)" means only those items of unfinished Work that do not, in any material way, affect the safety, reliability, performance or operation of the Plant  under all operating and climatic conditions.

          (ttt)     "Qualified Insurer" has the meaning set forth

in Section 3.08 of this Agreement.

          (uuu)     "Raytheon Parent Company" has the meaning set

forth in Section 3.06 of this Agreement.

          (vvv)     "Scope of Work" means the Plant and distilled

water  facility specifications, technical requirements and  other provisions  set  forth in Exhibits A and P respectively  and  the clearing  and  grubbing  and temporary road  work  set  forth  in

Sections  3.15  and  3.16 and Exhibits J and R  hereto,  and  all modifications or additions thereto set forth in the Change Orders attached  hereto  in  Exhibit  S or  any  Change  Orders  adopted pursuant to Section 2.15 below after April 10, 1995.

            (www)       "Site  Manager"  means  an  employee   of

Contractor, working under the supervision of the Project Manager,

located at the Job Site on a daily basis.

           (xxx)     "Site Mobilization" means the date on  which

Contractor commences and continues construction on the Job Site.

           (yyy)      "Special  Conditions"  means  the  Special

Conditions referred to in Exhibit B.

           (zzz)      "Specifications" means the plans, drawings,

specifications  (as  updated to reflect all  changes)  and  Final

Plans created by Contractor, its vendors or sub-contractors.

          (aaaa)    "Stack Test" shall have the meaning set forth

in Section 19.5 of the Scope of Work.

          (bbbb)     "Start-up Energy"  means the  net  electric

energy   delivered   at  the  PEPCO  Interconnection   Facilities

associated  with  the  start-up testing of  the  Plant  prior  to

Commercial Operation as metered by PEPCO's metering equipment.

          (cccc)    "Steam Host" has the meaning set forth in the

preamble of this Agreement.

           (dddd)    "Stipulated Interest Rate" means the  lesser

of  (1)  interest at the annual rate quoted from time to time  by

Citibank, N.A., New York, N.Y., as its base rate plus one percent

(1%)  or  (2)  the maximum rate permitted by applicable  law  for loans to corporate borrowers.

           (eeee)     "Substantial Subcontractor" shall have  the

meaning set forth in Section 1.06(d) of this Agreement.

           (ffff)     "Termination Payment" has the  meaning  set

forth in Section 8.06(a).

            (gggg)      "Transmission   Facilities"   means   the

transmission  lines and associated equipment for  connecting  the

Plant  at  Interconnect Facilities to PEPCO's Burches Hill  230kV

substation.

            (hhhh)      "Turnkey  Firm-Fixed  Price"  means   the

Contractor  controlling the means, method, sequencing and  course of  Work  to  perform its underlying obligation that it  owes  to

Owner  under this Agreement, to wit:  the obligation  to  provide the  Plant,  that  is  (i) capable in all  material  respects  of performing Owner's obligations to PEPCO and the Steam Host  under the  Power  Contract and the Steam Sales Agreement, respectively,

under  those operating conditions required by PEPCO and the Steam

Host,  (ii) in accordance with the Scope of Work (except  as  the

Contractor's  payment  of Contract Price  Discounts  in  lieu  of

Contractor's  obligation  to  meet the  Performance  Guarantees),

(iii)  complete  at  or  before the  Guaranteed  Completion  Date

(except  as the Contractor's payment of Contract Price  Discounts in  lieu of Contractor's obligation to meet Guaranteed Completion

Date) and (iv) in accordance with the Contract Price, as such may be adjusted hereunder.

           (iiii)    "Two-Hundred (200) Hour Capacity Test" shall

have  the  meaning set forth in Section 19.5.1.3 of the Scope  of

Work.

           (jjjj)     "Work" has the meaning set forth in Section
1.04(a).

1.03      Description of Plant

           The  Plant  shall consist of two (2) General  Electric

model MS 7001 EA gas combustion turbine generators, two (2)  heat recovery  steam  generators,  one (1)  condensing  steam  turbine generator  and  all  ancillary equipment,  structures  and  other improvements to the Plant Site and the distilled water  facility,

all  as  more particularly described in the Scope of  Work.   The

Plant shall be situated on the Plant Site as described in Exhibit C.

1.04      General Scope of Work; Applicable Standards

          (a)       Contractor shall, at its own expense, design,

engineer, manage, supply all labor, equipment and materials  for,

construct,  start  up,  and carry out Performance  Tests  on  the

Plant,  all  on  a Turnkey Firm-Fixed Price basis, in  accordance with the Contractor's Critical Date Schedule listed as Exhibit N,

the   Scope  of  Work  and  other  performance  requirements   of

Contractor  set  forth  in this Agreement,  all  as  modified  or amended by any Change Order attached hereto as Exhibit S and  any

Change  Order adopted pursuant to Section 2.15 of this  Agreement after  April  10,  1995  (all  of the  foregoing  obligations  of

Contractor  being collectively referred to in this  Agreement  as the "Work").

          (b) This is a turnkey contract.  Thus, components, when

installed  and operating in various configurations, could  result in  overall system performance in excess of that required by  the

Scope  of  Work as a result of Contractor having obtained,  on  a component-by-component basis, performance specifications superior to  those that would be required merely to meet, when combined in

the   Plant's   systems  with  all  components,  the  Performance

Guarantees.   Owner acknowledges that such design and performance

margins  are  obtained by Contractor at Contractor's  expense  to protect  Contractor  against the risk  that  Contractor  will  be unable to meet one or more Performance Guarantees, and that Owner

is   merely  an  incidental  beneficiary  of  any  such  superior performance  in  any component.  Contractor shall  at  all  times specify  the  configuration  for  operating  the  Plant  and  its individual  components, in any way necessary, in  combination  or individually,  that  permit Contractor to  meet  any  Performance

Guarantee,  including, for example, requiring greater performance by  one  component to make up for deficiencies in performance  in one  or more of the other components, so long as operation of any component is in accordance with Prudent Utility Practices and  at a  performance level that equals or exceeds that contained in the

Scope of Work.

           (c)        The Plant and the Work shall, at a minimum,

meet or exceed the standards and quality of a utility-grade Plant as  generally  described  in this Agreement  and  be  capable  of performing  the  obligations of Owner under  the  PEPCO  Contract while  delivering  the required steam or thermal  energy  to  the

Steam  Host, without violating any Applicable Laws or  Applicable

Permits.  All items of equipment and improvements comprising  the

Plant shall be designed, manufactured, installed and tested where applicable in accordance with the latest editions (as  in  effect on  June  30,  1994)  of  the  published  standards  ("Applicable

Standards")  of the organizations listed in Section  2.1  of  the

Scope of Work.  Contractor shall notify Owner of any standards of the  above listed organizations, of which it becomes aware,  that are  inconsistent with each other and advise Owner of the  manner in which it intends to resolve such inconsistency in the exercise of good engineering judgment and Prudent Utility Practices.

           (d)        Except  as  may  be otherwise  specifically

provided  in the Scope of Work, the Plant shall also be designed,

constructed  and manufactured to operate in accordance  with  the standards promulgated pursuant to the following licenses, permits and statutes (including the regulations issued thereunder), as in effect  on  June 30, 1994, to the extent that such  statutes  are applicable:  (i) Federal Statutes -- Clean Air Act  (42  U.S.C.A.

Par. 7401, et. seq.); Clean Water Act (33 U.S.C.A. Par. 1251, et seq.);

Resource  Conservation and Recovery Act (42 U.S.C.A. Par. 6901,  et.

seq.);  the  Public Utility Regulatory Policies  Act  (16  U.S.C.

Par.  2601);  and the Occupational Safety and Health Act of 1970,  as

amended (29 U.S.C. Par. 651, et seq.), (ii) the Conditions listed  in the  Final Orders of the Hearing Examiner for the Certificate  of

Public  Convenience and Necessity attached hereto  as  Exhibit  Q issued  by  the Maryland Public Service Commission to Owner,  and

(iii)  all other applicable state or local statutes, regulations,

ordinances,  order  of any kind provided, however,  that  nothing

herein  shall  obligate  Contractor  to  obtain  any  permit   or

approvals under such statute for the construction or operation of the Plant, other than as specified in Section 2.05(a).

1.05      Contract Price and Payment Thereof

           (a)        Owner shall pay Contractor the sum  of  one

hundred  eighteen million two hundred fifty-eight thousand  eight hundred sixteen dollars ($118,258,816) (the "Contract Price"), as full  payment  for  all Work to be performed by Contractor  under this  Agreement.  Notwithstanding the foregoing, Contractor shall be  entitled  to  a  price  increase (not  to  exceed  $3,400,000 regardless  of any Change Order entered into prior to  April  10,

1995)  for construction of a distilled water facility to be  part of the Plant pursuant to the Scope of Work set forth in Exhibit P hereto  and Agreement Change Request/Change Order No.  004  dated

May 2, 1994 and ACR No. 004 Rev. 2 dated October 10, 1994 between

Contractor  and Owner set forth in Exhibit S hereto.   Contractor

represents that the Change Orders set forth in Exhibit  S  hereto are  the only existing Change Orders and the Change Orders listed in  Exhibit  T  are  the only pending or known  potential  Change

Orders  that  Contractor  is aware  of  as  of  April  10,  1995.

Excluding the price increase of up to $3,400,000 for construction of  a distilled water facility and any Early Completion Bonus  or

Substantial  Completion Bonus earned by Contractor  as  described below,  the  Contract Price of one hundred eighteen  million  two

hundred   fifty-eight  thousand  eight  hundred  sixteen  dollars

($118,258,816)  includes  all Contract  Price  modifications  set forth  in  all Change Orders entered into by Owner and Contractor on  or  prior  to  April  10,  1995.  Notwithstanding  any  other provision  (unless specifically otherwise provided  herein),  all

Change   Orders  attached  hereto  as  Exhibit   S   are   hereby

incorporated  into  this  Agreement  and  made  a  part  of  this

Agreement as of the date hereof.

          (b)       Subject to the provisions of paragraph (d) of

this  Section  1.05,  the  Contract Price  shall  be  payable  in accordance with the Milestone Payment Schedule included  in  this

Agreement  as  Exhibit  D,  and after  the  Project  Manager  has

delivered   to   Owner's  Representative  a   Milestone   Payment

Certificate in the form attached hereto as Exhibit E.

           (c)       Within thirty (30) days after its receipt of

an  invoice  on  or  before the 16th day of  the  month  for  all

Milestones  certified in the month represented  by  the  invoice,

Owner  shall pay to Contractor the amount that remains after  the deduction from the Milestone Payment requested of (i) any portion thereof that Owner disputes as not being due and owing, (ii)  any overpayment made by Owner for any previous period, and (iii)  any

past-due  Contract  Price  Discount  due  Owner  hereunder   plus

interest  thereon at the Stipulated Interest Rate  from  the  due date thereof.  The payment made by Owner shall be accompanied  by a  written  notice to Contractor specifying the  amount  of  each deduction  and setting forth the reason(s) why the  deduction  is

justified.   Failure  or forbearance on  the  part  of  Owner  in

withholding any amounts due under a Milestone Payment  shall  not be  construed as accepting or acquiescing to any disputed claims.

If  any  such  amount  deducted  from  the  requested  amount  is subsequently  determined,  by agreement  of  the  parties  or  by arbitration pursuant to Article X, to have been unjustifiably  so deducted, Contractor shall be entitled to payment of such amount,

plus  interest thereon, at the Stipulated Interest Rate from  the date  that  such  amount should have been  paid,  in  an  invoice submitted  by  it to Owner after the determination or,  if  final payment  thereunder has been previously made, then in  a  written

demand.    Pending  the  resolution  of  any  disputed  Milestone

Payment, Contractor shall continue performance of the Work.

           (d)       The making of any Milestone Payment by Owner

shall not constitute an admission by it that the Work covered  by such  payment  (or any Work previously performed) is satisfactory or  timely  performed,  and  it shall  have  the  same  right  to challenge the satisfactoriness and timeliness of such Work as  if it  had  not  made such payment.  If, after any such payment  has been  made,  it  is subsequently determined by agreement  of  the

Parties  or  by arbitration pursuant to Article X that Contractor was  not  entitled  to  all or a portion  of  any  such  payment,

Contractor shall refund all or a portion of such payment to Owner with  interest thereon at the Stipulated Interest Rate  from  the date that Contractor received such payment to the date of refund.

1.06      Construction Lender's Requirements and Lien Waivers

           (a)        Contractor  acknowledges  that  Owner  will

borrow certain funds from the Construction Lender to finance  the construction  of  the  Plant and that, as a condition  to  making loans  to  Owner, the Construction Lender may from time  to  time require certain documents from Contractor and its subcontractors,

materialmen and suppliers.  In that connection, Contractor agrees to  furnish to the Construction Lender, and to use all reasonable efforts to cause its subcontractors, materialmen and suppliers to furnish  to  the  Construction Lender, such written  information,

certificates, copies of invoices and such receipts, lien  waivers

(upon  payment),  affidavits  and other  like  documents  as  the

Construction  Lender may reasonably request.  At the  closing  of the  Construction  Loan  Agreement,  Contractor  shall  state  in writing as a condition precedent to financing, whether or not  it is satisfied with Owner's performance to that date.

          (b)       As a condition precedent to the making of any

payment hereunder, Owner may require that Contractor and each  of its  Substantial Subcontractors (as that term is  defined  below)

supply  Owner with a certificate (in substantially the same  form as  Exhibit  H attached hereto, "mutatis mutandis") stating  that all  amounts due to Contractor (excluding known disputed  amounts noted  in the certificate) and its subcontractors have been paid.

Contractor shall obtain such certificates simultaneously with the payment to a Substantial Subcontractor, or as soon thereafter  as possible,  and  submit the same upon request of the  Construction

Lender.

           (c)       Contractor hereby subordinates any liens  or

security  interests to which it may be entitled by law  or  under the provisions of this Agreement to any lien or security interest

granted  in  favor  of  the Construction  Lender.   In  addition,

Contractor shall submit proof satisfactory to Owner that  it  has

included  in  each  subcontract  entered  into  by  it   with   a

Substantial Subcontractor a requirement that any lien or security interest  to which such Substantial Subcontractor may be entitled thereunder  or  by law shall be subordinate and inferior  to  any lien  and  security interest granted in favor of the Construction

Lender.

          (d)       A "Substantial Subcontractor" for purposes of

Paragraph  (c) above is a subcontractor, materialman or supplier,

whose contract or contracts with Contractor call for a payment or payments by Contractor totalling at least $150,000.

1.07      Financing of Plant

          (a)       This Agreement shall be the document referred

to  in  the Construction Loan Agreement as the agreement  between the Owner and Contractor for the Work.

           (b)       The Construction Loan Agreement will require

that  so  long  as Owner is not in default under the Construction

Loan  Agreement  and Contractor is not in default hereunder,  and provided  that all other conditions precedent set  forth  in  the

Construction Loan Agreement have been satisfied, the Construction

Lender shall, under the terms of the Construction Loan Agreement,

disburse  funds  for  the purpose of Owner  making  the  payments called for by this Agreement, except for those payments that  are disputed in accordance with this Agreement.

            (c)        Contractor  shall  promptly  execute   any

additional   customary  documentation  reasonably  requested   by

Construction  Lender,  including but  not  limited  to  documents evidencing  Contractor's consent to assignment of this  Agreement to Construction Lender.





                            ARTICLE II

                   CONTRACTOR'S SUPPLY OF PLANT

2.01      Commencement of Performance

          Contractor shall (i) immediately recommence performance

for  the timely progression and completion of all Work (including design,  engineering, procurement and construction of a distilled water facility in accordance with Exhibit P and construction of a temporary  road  and  clearing and grubbing  in  accordance  with

Sections  3.15  and  3.16  hereof  and  Exhibits  J  and  R),  in accordance  with this Agreement and (ii) except  for  pending  or known potential agreement change requests submitted by Contractor to  Owner  set  forth in Exhibit T hereto prior  to  Contractor's execution hereof, waive all claims it may have against Owner  and all  excuses  to  performance under this  Agreement,  which  have accrued up to April 10, 1995.

2.02      Commencement of Construction

          Subject to Project Funding occurring by April 11, 1995,

Contractor  shall  Commence Construction on or before  August  9,

1995.

2.03      Time Allowed for Performance

           Contractor  shall perform the Work so that  Commercial

Operation of the Plant will occur on or before October 31,  1996,

as may be adjusted in accordance with this Agreement ("Guaranteed

Completion Date"); provided, however, that this date shall not be further  modified by any Change Order set forth in Exhibit  S  or

Exhibit T hereto.

2.04      Matters Pertaining to Job or Plant Site

           (a)        Contractor shall be solely responsible  for

performing  any  preliminary Work on the Job Site  necessary  for

Commencement of Construction to occur, including removal  of  all impediments  to performing Work on the Job Site, above  or  below

ground.   Contractor shall keep the Job Site and the Plant  in  a

generally  clean  condition  during  construction  of  the  Plant

without  impeding  the  carrying  out  of  the  Work,  and   upon

completing the Plant the Contractor shall leave the Job Site free of  undesired materials (except for stored equipment and supplies needed  in connection with the Plant's operation) and in a  clean condition.

      (b)        Except  as  may  be otherwise  provided  in Sections

2.17(d) and (e) and 9.02 below, Contractor assumes  the

risk of all surface conditions at the Job Site.

      (c)        Within ten (10) days after Project  Funding (and

following  execution  of this  Agreement  with  respect  to

clearing and grubbing and temporary road construction work),  the employees  and  agents of Contractor and its  subcontractors  and suppliers will have uninterrupted access to the Job Site, subject only  to such restrictions as may be reasonably imposed by  Owner in  order  to assure that only authorized persons enter  the  Job

Site.   As  used  above,  the references to uninterrupted  access

contemplate  that not only will the individuals  referred  to  be able to enter upon and leave the Job Site but that they also will be  able  to bring onto and remove from the Job Site any and  all kinds of personal property required for performance of the Work.

2.05      Permits and Authorizations; Easements and Rights of Way

          (a)       Contractor shall, at its own expense, obtain,

or cause to be obtained, all permits and authorizations necessary for it and its subcontractors and suppliers to do business in the

State  of  Maryland and in the municipality and county where  the

Plant  Site is situated.  Contractor shall also obtain any  local building  permits required in order for it to perform  the  Work,

and  Owner  agrees to reimburse Contractor for plan fees,  permit fees  and inspection fees, actually paid to governmental agencies by Contractor.

           (b)        Notwithstanding the provisions of paragraph

(a),  Contractor  shall, to the best of its knowledge,  prior  to

Project  Funding,  independently identify in  writing  all  other necessary governmental requirements for the construction  of  the

Plant  not  already identified in this Agreement or  shall  agree that  there are not any other governmental requirements  required to  construct  the Plant in compliance with the  Scope  of  Work,

other  than  those governmental approvals already  identified  in this Agreement.

2.06      Compliance with Law and PEPCO Contracting Practices

         (a)      Contractor shall, and shall cause all of its

subcontractors and shall cause all other persons that  it  has a right to direct who are engaged in the performance of any of the Work  to comply with all Applicable Laws, Applicable Permits and the regulations thereunder pertaining to performance of the Work,

including without limitation any which may be enumerated  in  the Scope of Work and those relating to hours of work, the payment of employees

and  adherence  to  required  safety  standards.    In addition,

Contractor  shall comply with  the  following  Federal Acquisition

Regulations: (i) Equal Opportunity,  CFR  52.222-26; (ii)

Affirmative  Action for Special Disabled  and  Vietnam  Era

Veterans,   48  CFR  52.222-35;  (iii)  Affirmative  Action for

Handicapped Workers, 48 CFR 52.222-36, (iv) Utilization of  Small

Business Concerns and Small Disadvantaged  Business Concerns,  48

CFR  52.219-8,  and (v) Clean Air and Water, CFR  52.223-2. If,

after  June 30, 1994, any law or regulation materially  affecting

Contractor's  performance  of the Work  is  adopted,  or  changed

("Change  of  Law"),  with the direct result that  Contractor  is

materially   delayed   in  or  prevented  from   performing its

obligations  under  this  Agreement  (or  Contractor's  cost of performing the Work is materially increased), then such Change of

Law shall be treated as a Change Order in accordance with Section

2.15;  provided,  however, that any requirements  by  any  public authorities for more stringent monitoring and reporting standards and  parameters  for  the Plant's continuous emission  monitoring system  from those specified in Exhibit A hereto shall constitute a  Change  Order notwithstanding that notice of such  possibility occurred  prior to July 1, 1994.  If the parties  are  unable  to agree on the result of a Change of Law, then the dispute shall be resolved in accordance with Article X hereof.

            (b)         Contractor  shall  comply  with   PEPCO's

"Minority Class Owned and Controlled Business Policies" contained in Exhibit I attached hereto.

2.07      Quality of Workers

          Contractor shall employ in the construction of the Work

only  workers, whether supervisors, skilled workers or  laborers,

who  are competent to perform their assigned duties and shall use all  reasonable efforts to see that its subcontractors adhere  to the  same  standard with respect to their workers.  In  addition,

the  Contractor shall only employ workers who are members in good standing  with the union of their respective trade.  The Contract

Price  reflects the use of union labor and Contractor  shall  not seek a Change Order due to the cost of union labor.


2.08      Identification of Workers and Vehicles

           Contractor  shall  cause its, and its  subcontractors'

workers,  vehicles and self-propelled equipment entering  on  the

Job Site to be identified as required by Special Condition 13.

2.09      Project Management

           (a)        During  the performance of the construction

Work,  Contractor shall maintain an office at the  Job  Site,  as

required   by  Special  Condition  7,  and  shall  also  maintain

continuously  at  the Job Site adequate management,  supervisory,

administrative, security and technical personnel,  including  the

Site Manager, to ensure expeditious and competent handling of all matters  related  to the Work, according to its determination  of

the   staffing   required  for  this  purpose.   Contractor   has

designated  a  management team, and any future  members  must  be approved  by  Owner  in  writing prior  to  his/her  designation.

Contractor  will  not  re-assign  the  Project  Manager,  Project

Engineering Manager or Site Manager without Owner's prior written consent.

          (b)       Contractor shall promptly replace its Project

Manager,  Project  Engineering  Manager  or  Site  Manager,  upon written request of Owner, if such individual is disorderly or  if in  Owner's  reasonable  opinion, such  individual  is  otherwise incompetent for his position and responsibilities.

            (c)         Project   management,   engineering and

procurement   shall  be  performed  by  personnel   assigned  to

Contractor's Houston, Texas office.

2.10      Methods of Work

     Contractor shall inform Owner in advance concerning its plans for carrying out each phase of the Work.

2.11 Cooperation with Other Contractors Contractor shall cooperate and cause its subcontractors to  cooperate with Owner and other unrelated contractors who  may be  working  nearby at the Job Site with a view  toward  assuring that  neither Contractor, nor any of its subcontractor(s) hinders or  increases,  or makes more

difficult than necessary  the  work being done by Owner and other unrelated contractors.

2.12      Safety  Measures, Contractor Negligence and  Protection

of Property

           (a)  Contractor shall comply with the requirements  of

Special  Condition 22 relating to safety and accident  protection and  with the requirements of Special Condition 23  relating  to protection against fire.

           (b)       [deleted]

           (c)        Prior  to Commercial Operation, but  always

subject  to the provisions of Section 9.01, Contractor  shall  be responsible for the protection of all persons (including  members of  the  public), employees of Owner and employees of Contractor,

other  contractors or sub-contractors and all public and  private property  including  structures, sewers  and  service  facilities above and below ground, along, beneath, above, across or near the

Plant Site or Job Site, or other persons or property that are  in

any  manner  affected  by the prosecution  of  the  Work.   After

Commercial  Operation, but always subject to  the  provisions  of

Section  9.01,  Owner shall be responsible for the protection  of all persons (including members of the public), employees of Owner and employees of Contractor, other contractors or sub-contractors and  all public and private property including structures, sewers and  service  facilities above and below ground, along,  beneath,

above,  across  or  near the Plant Site or  Job  Site,  or  other persons  or  property  that are in any  manner  affected  by  the prosecution of the Work.

2.13      Inspection and Testing of Work in Progress

            Each  item of equipment or material to be supplied  by

Contractor shall be subject to inspection and testing during  and upon completion of its fabrication and installation in accordance with  the provisions of the Scope of Work and Special  Condition

26,  and Contractor shall give Owner the notice of readiness  for inspection required by Special Condition 26  and  provide  Owner each  month during  performance of the Work a  schedule  of  all testing proposed  for  the  following  three-month  period in compliance with  the  requirements of the  Scope  of  Work. In addition  to any inspection agent Owner may designate, Contractor will  also permit PEPCO's representatives, Owner's Engineer  and

Construction Lender's Engineer to inspect, test, and observe  the

Work from time  to  time;  provided,  however,  that PEPCO's representatives,  Owner's Engineer and/or  Construction  Lender's

Engineer shall have no authority or responsibility for such  Work and  shall not unreasonably interfere with Contractor's execution of the Work.

2.14      Defective Work

           Prior to Commercial Operation, Contractor shall at its

own expense correct or replace any Work that contains a Defect or

Deficiency, or is not otherwise in accordance with the  Scope  of

Work; provided however, that once the warranty period referred to in  Section 5.01(c) has begun, Contractor's obligation to  repair or  replace defective Work shall be governed exclusively  by  the warranty  provisions  of such Section.  Materials  and  equipment that  are  replaced, if situated on the Job Site or  Plant  Site,

shall be removed by it from the Job Site at Contractor's expense.

2.15      Changes

           (a)       Owner may at any time, by written notice  to

Contractor, request an addition to or a deletion from the Work or other  changes  in the Work (hereinafter "Change" or  "Changes"),

which  may have  the  effect  of increasing  or  decreasing  the

Contract Price,  shortening  or  lengthening   the Guaranteed

Completion Date,  modifying  Contractor's  warranty  obligations under  this Agreement, or requiring modification  of  Contractor warranties in  Article  V. Contractor  shall  make  a  written response to any requested Change within fourteen (14) days  after receiving  it or, if it fails to do so, shall be deemed  to  have

accepted the  proposed  Change  unconditionally   and without

additional  consideration, in which event such  Change  shall  be deemed  to become part of this Agreement.  If Contractor believes that  giving effect to such Change will increase or decrease  its cost  of performing the Work, shorten or lengthen the time needed for  completion  of  the  Work, or require  modification  of  its warranties  in Article V or require a modification of  any  other provisions of this Agreement, its response to the Change  request shall  set  forth  the  Change or Changes that  Contractor  deems necessary  and  its justification for such Changes together  with

any  necessary  alterations or amendments to this Agreement.   If

Contractor  does  not  provide  a  written  response to   Owner

specifying  the  effect of such Changes  as  to  cost,  time  and warranty obligations of Work within fourteen (14) days of Owner's notice  under  this Section 2.15(a), then Contractor  waives  any claims  or offsets against Owner as a result of the Change Order,

provided,  however, that notwithstanding the foregoing, if  such

Changes  as  to cost, time and warranty obligations of  the  Work cannot  be  determined within the 14 day period,  and  Contractor submits  notice  within such fourteen (14) day  period  that  the

Changes   will  have  an  effect  on  costs,  time  or warranty

obligations  and provides the expected date (which  shall  be  as soon as reasonably practicable) for cost, time or warranty effect response,  Contractor shall not be deemed  to  have  waived  such claims or offsets.  If Owner accepts the Change(s) (together with any  necessary  alterations  or  amendments  to  this  Agreement)

proposed  by  Contractor,  or  if  the  parties  agree upon   a

modification of such proposed Change(s), the parties  shall  then sign  a  change order ("Change Order") setting forth  the  agreed upon  Change  in  the  Work and agreed upon  amendments to  this

Agreement, and such Change Order shall operate as an amendment to

this  Agreement.   If there occurs a Change of  Law  that  has  a

material  impact on the Work, each party shall bargain reasonably and  in  good-faith  for the execution of a  mutually  acceptable

Change  Order.   Owner  may  request a Change  Order  to  require

Contractor's compliance with such Change of Law.

           (b)       Owner may at any time, by written notice  to

Contractor,  propose Changes in the Work or the CPM Schedule  due to a Force Majeure Event or an Owner Caused Delay.  If there is a material impact on Work or the CPM Schedule as a result  of  such

Force  Majeure Event or an Owner Caused Delay, then  the  parties agree  to  bargain reasonably and in good-faith for the execution of a mutually acceptable Change Order.

          (c)       Contractor may at any time, by written notice

to  Owner,  propose  Changes in the Work  and  if  such  proposed

Changes  are  agreed to by Owner they shall be  set  forth  in  a

Change  Order signed by the parties, with the same  effect  as  a

Change Order pursuant to paragraph (a) of this Section 2.15. If

Contractor  believes  that such Change  Order  will  increase  or decrease its cost of performing the Work, lengthen or shorten the time  needed  for completion of the Work, or require modification of  its warranties in Article V or require a modification of  any other  provisions  of  this Agreement, it  shall  set  forth  its justification  for such Changes and the effect of  such  Changes.

If  Contractor  does  not  provide  a  written  notice  to  Owner specifying  the  effect of such Changes  as  to  cost,  time  and warranty  obligations of Work within five  days  of  proposing  a

Change  Order under this Section 2.15(c), then Contractor  waives any  claims  or offsets against Owner as a result of  the  Change

Order.  For purposes of this Section 2.15, a Contractor requested

Change  Order involving a Change in the location of the Plant  on the Job Site shall be considered within the general scope of this

Agreement.

         (d)       Contractor may at any time, by written notice to

Owner, propose Changes in the Work to the extent of  a  Force Majeure

Event; provided, however, such Force Majeure Event  will have a schedule impact  that  will  actually,  demonstrably, adversely  and

materially affect Contractor's  ability  to  meet agreed  project milestones.  Contractor  may  at  any  time,  by written  notice to Owner, propose Changes in the Work due  to  an Owner  Caused

Delay, provided, however, such Owner Caused  Delay has a

demonstrable material cost increase or schedule impact that will actually,  demonstrably, adversely  and  materially  affect

Contractor's ability to meet agreed project milestones, or  both.

If  Owner  agrees  that Contractor has met all  of  the  forgoing condition  precedents,  then Owner and  Contractor  will  sign  a mutually acceptable Change Order.

           (e)        Any  Contractor response to a Change  Order

under  paragraphs (a) or (b) and any Contractor  proposed  Change

Order  under  paragraph (c) or (d), shall  be  accompanied  by  a

proposed  all-inclusive final lump sum cost  to  Owner.   In  the

event  that the parties are unable to reach a mutually acceptable agreement  on  an  all inclusive final lump sum  cost  to  Owner,

Contractor agrees to perform the Change Order using the Cost Plus

Formula as consideration for the Change Order.

           (f)       A Change Order initiated by either party may

have  the  effect of either increasing or decreasing the Contract

Price.  Any Contract Price increase or decrease resulting from  a

Change  Order taking effect under this Section 2.15 shall  become an  addition or deletion to the Milestone Payment or Payments  to

which  it  properly  belongs.   In  the  event  that  Owner   and

Contractor  are unable to reach agreement on Change Orders  under this Agreement as proposed by either Owner or Contractor, at  the direction  of  the Owner, Owner's proposed Changes  shall  become effective,  Contractor  shall continue to  perform  the  Work  in accordance with Owner's Change Order on a Cost Plus Formula basis and  the  parties  will resolve such Changes in  accordance  with

Article X of this Agreement.

2.16      Drawings and Engineering Data

           (a)        Contractor shall comply with the provisions

of  Special  Condition 1 pertaining to drawings  and  engineering data.  Contractor shall maintain at the Job Site one copy of  all specifications, Drawings, detailed construction drawings,  Change

Orders and other modifications in good order and marked to record all changes made during construction.

          (b)       Contractor shall furnish Owner with documents

that  correctly reflect, with substantial completeness, the Plant or  the  portion  of  the Work against which a Milestone  Payment

Certificate   is  issued  at  the  time  the  Milestone   Payment

Certificate is issued.  Except as provided in Section 8.06, final

Specifications,  final  Drawings  and  final  detailed  operating drawings  ("Final  Plans"), if not furnished  earlier,  shall  be furnished  to  Owner upon Contractor's request for  a  Completion

Certificate  of  the Plant or upon termination of this  Agreement prior  to  issuance of a Completion Certificate  for  the  Plant.

Such  Final Plans shall include as-built drawings (in  both  hard copy  and  magnetic  media at no extra  charge  to  Owner),  P&ID drawings,  underground structure drawings,  electric  one-line's,

electric schematics and connection diagrams.

           (c)       Within twenty-five (25) days after Financial

Closing,   Contractor   shall  furnish  Owner   with   conceptual

engineering  drawings and the specifications  pertaining  to  the electric  generators  and  step-up  transformers  of  the  Plant,

including  demonstrations that (i) the requirements for  reactive supply  facilities at the Plant will be met, and (ii)  the  Plant will  meet the guidelines and performance standards for  parallel operation  set  forth  in  PEPCO's  "Guidelines  and  Performance

Standards for Parallel Operation of Customer Generation Equipment

on  the  PEPCO System", Revision "D", dated 8-12-88, attached  to this Agreement in Scope of Work.

2.17      Contractor's Environmental Obligations

            (a)        Contractor  shall  and  shall  cause   its

Subcontractors  to  (i) comply with all laws regarding  Hazardous

Material, (ii) comply with all environmental permits and licenses and  (iii) apply for, obtain, comply with, maintain and renew all permits  required  of  Contractor  by  laws  regarding  Hazardous

Material   and   necessary,  customary  or  advisable   for   the

construction activities contemplated by this Agreement.

          (b)       Contractor shall conduct its activities under

this  Agreement,  and shall cause each of its Subcontractors  and vendors  to  conduct  its activities, in  a  manner  designed  to prevent pollution of the environment or any other release of  any

Hazardous  Material  by  Contractor and  its  Subcontractors  and

vendors  in a manner or at a level requiring remediation pursuant to any law.

           (c)        Contractor  shall not cause  or  allow  the

release  or  disposal of Hazardous Material at  the  Plant  Site,

bring   Hazardous  Material  to  the  Plant  Site,  or  transport

Hazardous Material from the Plant Site, except in accordance with the  laws  regarding Hazardous Material.  Contractor shall  cause all  Hazardous Material brought onto or generated at the Job Site by  it  or  its  Subcontractors or vendors, if  any,  (i)  to  be transported  only  by  carriers  maintaining  valid  permits  and operating  in  compliance with such permits  and  laws  regarding

Hazardous  Material  pursuant to manifest and shipping  documents identifying only Contractor as the generator of waste  or  person who  arranged  for  waste disposal, and (ii) to  be  treated  and disposed  of  only at treatment, storage and disposal  facilities maintaining  valid  permits operating  in  compliance  with  such permits  and laws regarding Hazardous Material, from which  there has been and will be no release of Hazardous Material.

          (d)       If Contractor or any of its Subcontractors or

vendors  releases any Hazardous Material on, at, or from the  Job

Site, or becomes aware of any third person who releases Hazardous

Material on, at, or from the Job Site during the Work, Contractor shall immediately notify Owner in writing.  If Contractor's  work involved  the area where such release occurred, Contractor  shall immediately stop any Work affecting the area.  Contractor  shall,

at  its sole expense, diligently proceed to take all necessary or desirable  remedial  action to clean up fully  the  contamination caused  by (i) any knowing or negligent release by Contractor  or

any   of  its  Subcontractors  or  vendors  of  any  Pre-Existing

Hazardous Material or (ii) any release of Hazardous Material that was  brought  onto or generated at the Job Site by Contractor  or any  of its Subcontractors or vendors, whether on or off the  Job

Site.

            (e)         If  Contractor  discovers  any  Hazardous

Material that has been stored, released or disposed of at the Job

Site   by   a  person  or  entity  other  than  Contractor,   its

Subcontractors  and vendors, Contractor shall immediately  notify

Owner  in writing.  If Contractor's Work involves the area  where such a discovery was made, Contractor shall immediately stop  any work  affecting the area and Owner shall determine  a  reasonable course  of  action.  Contractor shall not, and  shall  cause  its subcontractors and vendors to not, knowingly or negligently  take any  action that may exacerbate any such contamination.  If Owner desires  Contractor to perform all or part of any remediation  or evacuation that may become necessary as a result of the discovery of  any such Hazardous Material, it shall request a Change  Order pursuant  to  Section  2.15(a) hereof; provided,  however,  that,

notwithstanding the provisions of Section 2.15(a),  (b)  and  (e)

hereof,  Contractor shall not itself be obliged to  proceed  with any  such  environmental remediation work unless and until  Owner and Contractor shall have agreed upon mutually satisfactory terms

and   conditions   for  the  Change  Order,  including,   without

limitation,    any    appropriate   supplemental    environmental

indemnification necessary to protect Contractor from  liabilities it incurs as a result of performing such remediation.  Contractor shall  cooperate  with and assist Owner in making  the  Job  Site available  for taking necessary remedial steps to  clean  up  any such contamination at Owner's request and expense.

                            ARTICLE III

               ADDITIONAL OBLIGATIONS OF CONTRACTOR

3.01      Operating and Maintenance Manuals

          Contractor shall supply Owner with manuals or handbooks

which  provide,  either in such a single manual  or  handbook  or collectively, complete operating and maintenance instructions for each major piece of equipment and system of the Plant.  Each such manual  or handbook shall comply with the requirements of Special

Condition  27 and the Scope of Work as to quantity, content,  the time  when such manuals are to be supplied to Owner and shall  be substantially  complete  and delivered  to  Owner  on  Commercial

Operation.

3.02      Training of Owner's Personnel

           During the construction of the Plant, and prior to the

date  of Commercial Operation, Contractor shall provide,  at  its

own   expense,   a  training  program  in  Plant  operation   and

maintenance  for Owner's Plant personnel and the O&M Contractor's

Plant personnel ("O&M Personnel").  The training program provided by  Contractor  shall (i) include classroom and  field  training,

(ii)   include  all  manuals,  drawings,  and  other  educational materials necessary or desirable for the adequate training of O&M

Personnel,  and  (iii)  establish quality controls  so  that  O&M

Personnel  are  suitably  trained and capable  of  operating  and

maintaining  the  Plant  after Commercial Operation.   Contractor

shall  make  every  reasonable effort to use  the  O&M  Personnel during  Plant  start-up and initial operation;  however,  neither

Owner  nor  O&M Contractor shall be obligated to supply personnel for  the  construction of the Plant.  Contractor shall be totally

responsible  for  directing,  coordinating  and  monitoring   O&M

Personnel  during  Plant start-up and initial  Plant  operations.

The  cost of the O&M Personnel's travel, lodging, food and  other living expenses shall be borne by Owner.

3.03      Subcontractors

           Contractor shall be free to subcontract to others  the

performance  of  various  portions  of  the  Work.   Except   for

Affiliates  of  Contractor, Contractor shall  not  subcontract  a

"substantial" (as defined below) portion of the Work to  any  one subcontractor  without first obtaining Owner's  approval  of  the proposed subcontractors, which approval shall not be unreasonably withheld  or delayed; provided that for any subcontract which  is not  for  a  "substantial" portion of the Work but for which  the contract  price exceeds $1,000,000, Contractor shall  give  prior notice  to  Owner of the proposed subcontractor and consult  with

Owner  (and  Construction Lender) regarding the  merits  of  such

selection.   For  the  purpose  of  obtaining  Owner's  approval,

Contractor  may submit from time to time a list of subcontractors

proposed   for   a  substantial  portion  of   the   Work.    The

subcontracting of any portion or portions of the Work  shall  not in  any  way  relieve Contractor of full responsibility  for  the proper  and  timely  performance of  the  subcontracted  Work  or otherwise  relieve  Contractor  of  any  obligations  under  this

Agreement,  whether  or  not  such  obligations  are  related  to

subcontracted  Work.   For the purpose of this  Section  3.03,  a

portion  of  the Work shall be deemed to be "substantial"  if  it represents  at least two percent (2%) in contract  value  of  the total Work.

3.04      Claims and Liens for Labor and Materials

           If any act or omission (or alleged act or omission) of

Contractor, or any subcontractor or other person providing  labor or  materials in connection with the Work, results  in  or  gives rise to any lien or other charge against or security interest  on or  in  the  Plant Site or any fixtures, personalty or  equipment included  in the Work  (whether or not any such lien, charge,  or security  interest  is valid or enforceable as such),  Contractor shall  at no cost, charge or expense to Owner discharge and cause the  same  to  be  released, by payment  or  the  posting  of  an appropriate surety bond, not later than thirty (30) days after it receives  a written demand for the discharge of same from  Owner.

Notwithstanding the foregoing provision, as long as Owner, in its

sole   discretion,  determines  that  the  Plant  Site  and   the

improvements  thereon  will  not be  subject  to  any  liability,

penalty  or  forfeiture,  Contractor may  contest  the  validity,

enforceability  or  applicability of any  such  lien,  charge  or security  interest  in  which  event  Owner  shall  provide  such

cooperation  as  Contractor may reasonably  request.   Contractor

shall  indemnify  Owner against, and hold it harmless  from,  any

liability,   damage,  loss,  claim,  demand,  cost   or   expense

(including  attorneys' fees from legal professionals  that  Owner retains)  suffered  or incurred by Owner in connection  with  any such  lien, charge or security interest.  This Section 3.04 shall survive Final Acceptance and the termination of this Agreement.

3.05      Taxes

           Contractor  shall  pay all customs  duties  and  other

Federal,  state, local and foreign taxes that become  payable  in

connection   with  its  performance  of  the  Work,  except   for

applicable  sales, excise, use or similar taxes  which  shall  be paid  by  Owner.  Most of the cost of the equipment and materials purchased  for  the  Plant  should  qualify  for  exemption  from

Maryland  sales  and  use taxes under either the  sale-for-resale exemption in section 11-101(e) or the manufacturing exemption  in section 11-210 of the Maryland tax statutes.  Contractor will use all  reasonable efforts to claim these exemptions.  In the  event

Contractor  pays any taxes that are the responsibility  of  Owner under this section, Contractor will send Owner copies of the  tax forms and Owner will promptly reimburse Contractor therefor.

3.06      Parent Guaranty

           Contractor shall provide prior to Project  Funding  to

Owner, in the form of Exhibit O, a corporate guaranty of Raytheon

Company, a Delaware corporation ("Raytheon Parent Company"),  for the  benefit  of  Owner and Construction Lender under  terms  and

conditions   acceptable   to  Owner   and   Construction   Lender

("Corporate   Guaranty").   In  order  to   provide   Owner   and

Construction  Lender with evidence of Contractor's  and  Raytheon

Parent   Company's  financial  ability  to  complete  the  Plant,

Contractor agrees to provide the financial statements of Raytheon

Parent  Company  within forty-five (45) days  of  the  date  such statements are published.  The failure of Contractor to provide a suitable  Corporate Guaranty of Raytheon Parent Company prior  to

Project Funding shall constitute a default by Contractor pursuant to  Section 8.02 and will give rise to the remedies set forth  in

Section  8.06(b).  Any Corporate Guaranty shall require  Raytheon

Parent   Company  to  pay  the  reasonable  costs  and  expenses,

including attorneys' fees, of collection from Raytheon Company in the event of a default by Contractor or Raytheon Company.

3.07      Risk of Loss; Passing of Title

           (a)       All risk of damage to or destruction of  the

Plant shall belong to Contractor until Commercial Operation,  and to  Owner after Commercial Operation of the Plant.  In the  event of  any such damage or destruction to the Plant while the risk of such  damage  or  destruction belongs to  Contractor,  Contractor shall  at  its  own  expense repair or  replace  the  damaged  or destroyed property.

           (b)       Unless and to the extent earlier elected  by

Owner  following  payment therefor, all materials,  supplies  and equipment furnished by Contractor for incorporation in the  Plant shall become the property of Owner at Commercial Operation of the

Plant.

3.08      Insurance

          (a)       Prior to commencing any construction pursuant

to  this  Agreement and continuing until Owner has  issued  Final

Acceptance  of the Plant as provided in Section 6.04,  Contractor

shall   maintain  in  force  insurance  policies  providing   the

following coverages:

                                        Amount of Coverage
Type of Coverages                       of Insurance Policy

Worker's Compensation
that complies with the laws of
the State of Maryland                   Statutory

Employer's Liability
Insurance                               $1,000,000

Comprehensive General
Liability Insurance,
occurrence form, for
all locations, including but
not limited to coverage for
demolition of any building or
structure, collapse, blasting
excavation below surface of
the ground, operations,
broad form contractual
liability covering all liabilities
assumed by Contractor, property
damages   and   personal  injury           $25 Million per occurrence
Comprehensive automobile
liability, on an occurrence basis
including coverage for all owned,
leased, or non-owned licensed
automotive    equipment                    $25 Million per occurrence,

           (b)       [deleted]

           (c)        Each  insurance  policy  required  by  this

Section  3.08 shall be written on an occurrence basis, unless  it is  unavailable  except on a claims-made basis.  Subject  to  the limits  on  amounts  and coverages specified in  Section  3.08(a)

hereof,  Contractor  shall name Owner,  PEPCO,  and  Construction

Lender  as additional insureds on Contractor's liability policies required to be carried by Contractor by the provisions of Section

3.08(a)  of  this  Agreement but only to  the  extent  of  actual liabilities expressly assumed by Contractor under this  Agreement and  in  no event shall Owner be afforded separate, supplemental,

or  "other"  insurance  coverage for its own  acts  or  omissions

(including  Owner's negligence) by virtue of so being named  such additional insureds.  Each insurance policy shall provide, either in  its  printed  text or by endorsement, (i) that  it  shall  be primary  with  respect  to the interest  of  Owner,  Construction

Lender  and  PEPCO  (including  their  officers,  directors   and

employees)  and  that  any other insurance maintained  by  Owner,

Construction Lender or PEPCO is in excess and not contributory to the  insurance  provided in this Section 3.08  in  all  instances

regardless   of   any   like  insurance  coverage   that   Owner,

Construction Lender and PEPCO may have but only to the extent  of actual  liabilities  expressly assumed by Contractor  under  this

Agreement.

           (d)       Contractor shall require the issuers of  the

Comprehensive General Liability Insurance to amend such insurance policy  required  by  this Section 3.08 to:  (i)  include  Owner,

Construction  Lender  and  PEPCO, their directors,  officers  and employees  as  additional insureds, but only  to  the  extent  of actual  liabilities  expressly assumed by Contractor  under  this

Agreement  and  in  no  event shall Owner be  afforded  separate,

supplemental, or "other" insurance coverage for its own  acts  or omissions  (including Owner's negligence) by virtue of  so  being named  such  additional insureds, (ii) include a  waiver  of  all rights  of  subrogation  against PEPCO, Construction  Lender  and

Owner,  their directors, officers and employees, but only to  the extent  of  actual  liabilities expressly assumed  by  Contractor under  this  Agreement, (iii) contain a severability of  interest provision,  (iv) provide that none of PEPCO, Construction  Lender or  Owner, their directors, officers or employees shall be liable for  the payment of premiums under such policy, (v) provide  that complete  copies of all inspection or other reports  required  or performed  for  the  insurer shall be  provided  to  both  Owner,

Construction Lender and PEPCO within thirty (30) days of delivery to  Contractor, (vi) provide that Owner, Construction Lender  and

PEPCO  must  be  given at least thirty (30) days'  prior  written notice (and Contractor will use all reasonable efforts to require sixty  (60)  days' prior written notice) of any change  in,  non-

renewal or cancellation of such coverages which are initiated  by insurer,  and (vii) provide that Owner, Construction  Lender  and

PEPCO  must  be  given at least thirty (30) days'  prior  written notice (and Contractor will use all reasonable efforts to require sixty  (60)  days' prior written notice) of any change  in,  non-

renewal   or   cancellation  of  such  coverages   initiated   by

Contractor.    In  addition to the endorsements described  above,

Contractor shall require all insurers under this Section 3.08  to provide PEPCO, Construction Lender and Owner with certificates of

insurance   evidencing   the  policies   and   endorsement   upon

Commencement  of Construction, (or issuance of such policies,  if earlier) and on each issuance anniversary while such insurance is in effect.

          (e)       The foregoing provisions of this Section 3.08

notwithstanding,  if any insurance coverage  specified  above  is unavailable  from  an  insurer rated "A-"  or  higher  by  Best's

Insurance Guide (a "Qualified Insurer"), or is available  from  a

Qualified  Insurer  only in an amount less  than  that  required,

Contractor shall (i) in the event of such unavailability, provide the  most  nearly  comparable coverage that is available  from  a

Qualified  Insurer,  or (ii) in the event  of  any  such  limited availability,  provide the maximum amount  of  coverage  that  is available from a Qualified Insurer.  Contractor shall have a duty

to   semi-annually  confirm  that  such  required  insurance   is

available, and if available, Contractor shall immediately  become obligated to secure the same.

            (f)         All  insurance  policies  providing   the

coverages  required  by this Section 3.08  shall  be  written  by insurance  carriers  reasonably acceptable to  Owner,  PEPCO  and

Construction Lender.  Contractor shall provide from each  insurer a certificate to Owner, PEPCO and Construction Lender, reasonably satisfactory to Owner, PEPCO and Construction Lender as  to  form and  substance, describing the insurance policies required  under this Section 3.08.

           (g)       Nothing in this Section 3.08 shall be deemed

to  limit  Contractor's  liability under this  Agreement  to  the insurance coverages required by this Section.

           (h)        Except for the coverage limits of liability

for  insurance  companies  set  forth  in  Section  3.08(a),   no

limitation  of  liability  provided  to  Contractor  under   this

Agreement  is  intended  nor shall run  to  the  benefit  of  any insurance  company  or  in  any way prejudice,  alter,  diminish,

abridge  or  reduce, in any respect, the amount  of  proceeds  of insurance  otherwise  payable to Owner,  PEPCO,  or  Construction

Lender under coverage required to be carried by Contractor  under this  Agreement, it being the intent of the parties that the full amount  of insurance coverage bargained for be actually available notwithstanding  any limitation of liability  contained  in  this

Agreement.

3.09      Claims  of Patent Infringement and Misappropriation  of

          Proprietary Information

           Contractor  agrees that it will, at its  own  expense,

defend and indemnify Owner against, and hold Owner harmless from,

all  damages  and  costs resulting from any  suit  or  proceeding instituted  against Owner insofar as such suit or  proceeding  is

based   on   any   claim  that  any  equipment,  constitutes   an

infringement of a United States patent or a patent issued in  the country  of  such  equipment's manufacture  or  that  proprietary information of others has been misappropriated in connection with construction  of the Plant, provided that Owner gives  Contractor prompt  written  notice  of  the  institution  of  such  suit  or proceeding,  permits  Contractor to defend against  same  through counsel  retained by Contractor and approved by Owner, and  gives

Contractor all information, assistance and authority necessary to

enable  it  to  defend against such suit or proceeding.   At  its

option,  Contractor  may either procure for Owner  the  right  to continue  using the alleged infringing equipment  or  replace  or modify  such equipment so that it becomes non-infringing provided that  the  replaced or modified equipment performs in  accordance

with   the   Specifications.   This   indemnity   shall   survive

termination of this Agreement.

3.10      Spare Parts Availability

           (a)        Contractor  agrees to  use  all  reasonable

efforts to obtain from General Electric Corporation ("GE") or the appropriate Affiliate thereof an assignable guaranty that GE will have  available for purchase by Owner for a period  of  five  (5)

years  from  Commercial Operation all GE Spare Parts (as  defined below) required to keep the Plant in good operating condition, it being  understood that some of such parts are not  "shelf  items"

and will have to be manufactured by GE after it receives an order

for  them.   In addition, Contractor agrees to use all reasonable

efforts  to make spare parts other than GE Spare Parts  available for  purchase  by  Owner  for a period of  five  (5)  years  from

Commercial  Operation to the extent that Contractor  is  able  to obtain them from the manufacturer who supplied them for the Plant as  originally built.  Should it be unable to obtain  such  spare parts  from  such  manufacturer, it further  agrees  to  use  all reasonable  efforts to find another source that can supply  them.

For  the purpose of this Section 3.10, GE Spare Parts consist  of replacements for parts manufactured by GE included in  the  Plant as  originally  built but do not include replacements  for  parts purchased  from  other manufacturers included  in  the  Plant  as originally built.

          (b)       Contractor shall be responsible for obtaining

and  for  the cost of all spare parts required for Plant start-up and  testing.  Owner shall be responsible for obtaining all spare

parts  required  for the normal operation of  the  Plant.   Owner

shall   have  ordered  such  operational  spare  parts   by   the

commencement of startup operations at the Plant.  Contractor  may use  Owner's operational spare parts in stock in connection  with its  startup and testing of the Plant; provided that  such  spare

parts   used   by  Contractor  shall  be  promptly  replaced   at

Contractor's expense.

3.11      Additional Documentation

          (a)       In addition to all other reports or documents

required under this agreement, Contractor will provide Owner,  at least  one  hundred  and seventy (170) days prior  to  Guaranteed

Completion  Date,  with  at  least  two  (2)  sets  of  generator

manufacturer's   capability  curves,  relay   types,   instrument

transformer  types including curves, and proposed relay  settings for review and inspection.

          (b)       In addition to Contractor's obligations under

Section  11.02 Contractor will provide Owner with any  reasonably necessary  assistance, including all documents, cost  information and  other information that Owner believes necessary, in  a  form acceptable  to  Owner, for Owner's federal, state  or  local  tax filings,  exemptions or position advocated by  Owner,  including,

without  limitation,  sales, use and  property  taxes;  provided,

however,  that  such  access  to  cost  information  (and   other

information)  shall  be  limited to  an  independent  auditor  of

Owner's   choice   that  agrees  to  keep  secret   from   Owner,

Contractor's costs, internal accounting, Subcontractor costs,  or numbers  expressed by Contractor in any document as a  multiplier or percentage.

3.12      Technical Support and Development

           (a)        Contractor  shall  provide  any  assistance

necessary  concerning  Owner's efforts to obtain  any  government

certificate,   permit  or  approval  described  in   Exhibit   F,

including,  but  not  by way of limitation, witnesses  testimony,

depositions, preparation of exhibits, technical calculations, and

meetings.   Upon  the  occurrence of Project Funding,  Contractor

shall  be  paid  for all Work performed prior to Project  Funding from the initial draw of Project Funding.

3.13      Temporary Office Quarters

            Contractor   shall  provide  Owner's  Representative,

Owner's   Engineer  and  Construction  Lender's   Engineer   with

reasonably   adequate  office  space,  including  all  utilities,

contemporaneously with the existence of Contractor's site  office specified  in  Section 2.09.  For purposes of this Section  3.13,

"reasonably  adequate"  would  at a  minimum  include  facilities comparable  to  those of Contractor's site office (including  all utilities except for telephone).

3.14      Letters of Credit

           (a)       At Project Funding, Contractor shall provide

Owner  with  a  letter of credit, issued in a  form  and  from  a

financial   institution  acceptable  to  Owner  and  Construction

Lender, in their sole discretion ("Acceptable LC Issuer"), in  an amount  equal  to  the  product of the total  Milestone  Payments

(actually  paid)  multiplied by 0.1  (the  "Letter  of  Credit").

Owner shall have the unconditional right to draw upon such Letter of  Credit for Contract Price Discounts, damages, compensation or otherwise  under Sections 3.04, 5.02, 5.04, or for the completion of  Punch  List  Items if Contractor has failed to complete  such

Punch List Items by the date agreed upon pursuant to Section 6.04 or for any other purpose specified in the draw certificate to the

Letter of Credit.

           (b)        Owner shall reduce the Letter of Credit  at

Commercial  Operation to an amount equal to the greater  of  five

(5)  percent  of the Milestone Payments made up to and  including

Commercial  Operation  or the expected  cost  (as  determined  in

Owner's  reasonable opinion) to complete Punch  List  Items.   At

Final Acceptance, Owner shall further reduce the Letter of Credit to  an  amount equal to twice the cost (as determined in  Owner's

reasonable  opinion) for completing all Punch List  Items.   Upon

completion  of  the Punch List Owner shall return the  Letter  of

Credit to the issuing bank with instructions for cancellation.

         (c)      Contractor shall provide a second irrevocable

letter of credit in the amount of $3 million to cover a period of over-funding by Owner to Contractor (the "Over Funding Letter  of

Credit").  Such Over-Funding Letter of Credit shall be issued  in a  form and from a financial institution acceptable to Owner  and

Construction Lender.  Such Over-Funding Letter of Credit shall be effective two months after Project Funding and shall expire eight months  after  Project Funding, at which time Owner shall  return the  Over-Funding  Letter  of Credit  to  the  issuing  bank  for cancellation.  Owner shall have the unconditional right  to  draw upon  such  Over-Funding Letter of Credit only in the event  that

Contractor has been provided notice of Termination for Default in accordance with Section 8.02(a) and Contractor has failed to cure such default in accordance with Section 8.02(a).

3.15      Grubbing and Clearing of Job Site

           Contractor shall clear and grub the Job Site prior  to

Commencement  of Construction, in accordance with Exhibit  J  and shall, subject to the provisions of Section 2.17(e) and 9.02,  be responsible for all conditions on the Job Site after the date  of this Agreement.

3.16      Temporary Road

           Contractor shall provide a temporary construction road

allowing ingress and egress to the Job Site.

3.17      Punch List

           No  later  than  14  days after Commercial  Operation,

Contractor  shall  prepare and submit to Owner,  a  comprehensive list of items to be completed or connected.  Within fourteen (14)

days  of  receipt  of Contractor's list, Owner  shall  prepare  a

"Punch List" which may include items on Contractor's list as well as items which are not on such list.

3.18      Road Easements

            The   Road   Easements  are  in  form  and  substance

satisfactory  to  Contractor and the rights granted  therein  are adequate for the purposes for which they are intended.  Except to the  extent  that the configuration of Betty Boulevard  shown  on

Exhibit  A  to the Lay Down Agreement differs from that described in  the  Scope of Work, Contractor assumes and agrees to  perform all  of  the obligations and liabilities of Owner under the  Road

Easements,  all  as part of the Work hereunder.   The  additional

costs to comply with the configuration as shown in Exhibit  A  to

the  Lay  Down  Agreement may be subject to a Change  Order.   If

Contractor suffers material interference with its intended use of the  lay down area specified in the Lay Down Agreement other than on  account  of  Contractor's nonperformance of  its  obligations under  the  Lay  Down  Agreement  (after  reasonable  efforts  to mitigate  such  interference) Contractor may be  entitled  to  an appropriate Change Order.





                            ARTICLE IV

                   CERTAIN OBLIGATIONS OF OWNER

4.01      Contract Administration

           During  Contractor's performance of  the  Work,  Owner

shall maintain an office at its headquarters in Dallas, Texas  to

receive   notices,  other  communications  and   documents   from

Contractor.   Any  such notice, other communication  or  document

delivered by Contractor to Owner's Representative shall be deemed to have been delivered to Owner.

4.02      Fuel Supply

           Prior  to  and including the first actual or attempted

run  for  each  of the Performance Tests listed in  Section  1.02

(fff),  Owner shall supply all gas and fuel oil at the  Job  Site

needed   by  Contractor  in  connection  with  the  installation,

adjustment and testing of the Plant.  For required runs  of  such tests  which  were  failed or aborted,  Owner  shall  supply,  at

Contractor's expense, all gas and fuel oil at the Job Site needed by Contractor in connection with the installation, adjustment and testing  of the Plant.  In the event PEPCO purchases test  energy generated  by  gas or fuel oil supplied by Owner at  Contractor's expense,  Owner  will offset the cost of such gas  or  fuel  with associated  payments of test energy actually  paid  by  PEPCO  to

Owner, but only up to the cost of such gas or fuel oil.  All  gas and  fuel  oil  supplied by Owner hereunder shall comply  in  all material respects with the fuel specifications in Appendix  H  to

Exhibit A hereunder.

4.03      Permit Applications

           If  any application for a permit or authorization that

Contractor is required to obtain under Section 2.05(a) must be in

Owner's  name,  or  otherwise requires action or  cooperation  by

Owner,   Owner  shall  upon  request  by  Contractor  sign   such

application  or take such action or provide such cooperation,  as reasonably  appropriate.  Owner reserves the right to review  any such  application of Contractor, provided, however, that  Owner's exercise  of such right shall not unreasonably delay Contractor's filing  of  such  application  or, under  any  circumstances,  be considered  an approval of the necessity, effect or  contents  of such application or the related permit.

4.04      Gas and Electric Interconnection Facilities

           (a)       Owner shall furnish or cause to be furnished

the  natural gas interconnection flange, up to and including  the metering  station  at least four (4) months prior  to  Guaranteed

Completion Date.  Contractor shall be responsible for  all  other

Work on the natural gas interconnection flange on the Plant Site.

           (b)       Owner shall furnish or cause to be furnished

the   Interconnection  Facilities  four  (4)  months   prior   to

Guaranteed  Completion Date, as adjusted  by  Force  Majeure  and

Owner  Caused  Delays,  if any.  Owner shall  be  responsible  in general  for  timely  performance of those obligations  of  PEPCO required of it hereunder.

           (c)       Owner shall furnish or cause to be furnished

the  interconnection with Southern Maryland Electric  Cooperative

(SMECO)  for  the  permanent facilities (such as  the  warehouse,

office  building, and distilled water facility) seven months  (7)

prior  to Guaranteed Completion Date as adjusted by Force Majeure and Owner Caused Delays, if any.

           (d)       Owner shall furnish or cause to be furnished

sufficient power to the extent needed by Contractor for  facility startup  and  checkout  of Plant system  and  equipment  normally powered  from  utility supplied backfeed through the  main  power transformers seven (7) months prior to Guaranteed Completion Date as  adjusted  by Force Majeure and Owner Caused Delays,  if  any.

Contractor is responsible for the cost of such power had it  been purchased  from  SMECO under SMECO Schedule  GS-9  for  rates  in

effect  at  that  time,  Owner  will  reimburse  Contractor   the

difference.  If Owner requests Contractor to furnish  such  power for a portion of that period, Owner will reimburse Contractor  in accordance  with  Exhibit K for the actual costs associated  with

temporary   diesel  generators  (rental  cost,  fuel,  additional

facilities,  operation  and  maintenance,  permitting  and  noise abatement,  as  required), or equivalent, alternative,  temporary start-up source of power that are greater than the cost  of  such power  if  it  had  been  purchased from the  SMECO  under  SMECO

Schedule GS-9.

4.05      Job Site Access

          Owner shall obtain at its own expense any easements and

rights  of way over the property of others as required, in  order that  the personnel and construction equipment of Contractor  and its  subcontractors and suppliers have ingress to and egress from the  Job  Site,  except  for any transportation  rights  of  way,

permits, or easements.

4.06      Owner's Cooperation

           Owner  shall  cooperate in all  material  respects  to

permit  Contractor to perform hereunder and shall make reasonable efforts  to  supply  to  Contractor, in a timely  manner,  either directly  or  indirectly, material information and data  that  is available  to  Owner and that is required for the Performance  of the Work.

4.07      Owner's Representative

           Owner shall designate a representative who shall  have

authority  to  administer  this Agreement  on  behalf  of  Owner,

approve  Contractor's  submissions hereunder,  inspect  and  have authority  to  accept  the  Work,  as  reasonably  necessary  for

Contractor's performance of the Work.

4.08      Unreasonable Interference

            Owner   shall   not   interfere   unreasonably   with

Contractor's performance of its obligations under this Agreement.

4.09      Permits

           Except  as provided in paragraph (a) of Section  2.05,

Owner  shall  obtain  at its own expense all Applicable  Permits,

including without limitation any permit or authorization required under  the  Public Utility Regulatory Policies Act  of  1978,  as

amended,  (hereinafter  "PURPA"), environmental  permits,  zoning

permits,   Certificates  of  Necessity   and   Convenience   from

regulatory  authorities,  Power Plant  Industrial  Fuel  Use  Act permits, and any permits required in relation to water use, sewer

construction  or the disposal of wastes from the Plant.   A  list

prepared   by   Owner  (and  reviewed  by  Contractor)   of   all

governmental permits and authorizations required to  be  obtained by it under this paragraph in connection with the construction of the Plant, and of all easements and rights of way (if any) needed for  the purpose set forth in the preceding sentence, is attached hereto  as Exhibit F, and is hereby represented by Owner to  have specified  correctly all material permits Owner  is  required  to

obtain   under   this  Agreement.   Prior  to   Commencement   of

Construction  at the Job Site, Owner shall deliver to  Contractor evidence  reasonably satisfactory to Contractor that all permits,

authorizations, easements and rights of way listed in  Exhibit  F necessary  to begin construction of the Plant have been  received by Owner or, if any such required permit or authorization has not actually been issued, that it has been approved for issuance,  or in the opinion of Owner, will be approved for issuance.

4.10      Taxes

           Owner  shall  pay  all  real property  taxes  assessed

against  the  Plant  Site  and  any  permanent  use  charges   or

assessments  such  as  water or sewer,  but  excluding  temporary charges  for  construction utilities, which shall be Contractor's responsibility.

4.11      Reimbursement of Taxes Paid

           Except  for those taxes Owner contests in good  faith,

Owner  shall reimburse Contractor for all applicable sales,  use,

excise,  value  added,  or  other  taxes  or  duties  for   which

Contractor is liable by law or regulation, in connection with its purchase  of  equipment and materials to be incorporated  in  the

Plant.   Owner  shall not be liable for any  taxes  based  on  or

related  to  Contractor's  or  a subcontractor's  work  force  or

Contractor's  income  or  a  subcontractor's  income.    In   any

situation  where  Owner is required to pay additional  state  and

local   income   taxes  because  Contractor  failed   to   follow

instructions   of  Owner  appropriately,  Contractor   shall   be

responsible for the cost of such taxes.

4.12      Third Party Cooperation

           Owner  shall  notify  any third party  for  witnessing

Performance Tests.  Owner shall be entitled to request Contractor to  reasonably  reschedule Performance Tests to  accommodate  the schedules of persons whom the Owner deems necessary to attend the

Performance Tests.  Contractor shall be responsible for notifying any  equipment  supplier or vendor representative that  it  deems necessary to be present at the Performance Tests.

4.13      Right to Construct; Survey of Plant Site

           On  or before Project Funding, Owner shall deliver  to

Contractor (i) a copy of the final Maryland Certificate of Public

Convenience  and Necessity (which is no longer open for  judicial appeal) issued by the Maryland Public Service Commission  and  an officer's certificate of Owner stating that it has the permission to  build  and  operate  the Plant on the Plant  Site  (provided,

however,  that  Owner has previously delivered  to  Contractor  a statement  that  Owner  has permission from  the  landowners  for

Contractor  to  commence clearing and grubbing and construct  the temporary road prior to Project Funding) and (ii) a complete  and correct survey of the Plant Site showing, among other things, the location  of all easements and rights of way and the location  of all  means of ingress to and egress from the Site which  will  be available to Contractor.

4.14      Notice to Contractor

           Any notice must be delivered by Owner to Contractor in

the manner described in Section 11.05, except as otherwise agreed in writing by the parties.

4.15      Notice of Project Funding

           Owner shall give Contractor prompt notice of the  date

of Project Funding.

4.16      Insurance

           (a)        Owner  at  its sole cost and expense  shall

provide and maintain an All Risk Installation and Builder's  Risk

Insurance  Policy (the "Builder's Risk Policy") in an  amount  at

least  equal  to  the full replacement value of the  Project.   A

Certificate of Insurance evidencing the Builder's Risk  Insurance coverage  and  the  Delay in Opening Insurance  Policy  shall  be

furnished   to   Contractor  prior  to  field   mobilization   by

Contractor.  Contractor and its subcontractors of any tier  shall

be   named  an  additional  insured  thereunder  only  as   their

respective interest may appear.

           (b)       The Builder's Risk Policy shall contain  the

following terms:

          (i)         Contract  Prices and  Perils  Insured:   an

          amount equal to the full replacement value of the  Work

          for  "all  risks" of physical loss or damage except  as

          hereinafter  provided,  including  coverage  for  earth

          movement, flood, boiler & machinery, transit  and  off

          site  storage accident exposure, start-up  and  testing

          coverage   until   Final   Acceptance   but   excluding

          Contractor's  tools, construction aids  and  equipment.

          In  addition, Construction Lender, Contractor  and  its

          subcontractors of any tier and their assigns  shall  be

          named   as  additional  insureds  as  their  respective

          interests may appear under the Builders' Risk Policy.

          (ii)        Subject  to insurance company  underwriting

          and  approval,  Delay  in Opening  Insurance  shall  be

          provided  and maintained by Owner in an amount covering

          a  period  of  indemnity equal to twelve  (12)  months.

          Such Delay in Opening Insurance shall only apply in the

          event of physical loss or damage to the Work caused  by

          an  insured  peril  as described in Section  4.16(b)(i)

          above.   Owner shall apply proceeds thereof  to  defray

          and  offset  Owner's losses and costs in  lieu  of  the

          Contract  Price  Discounts due Owner if  such  loss  or

          costs  arise under an insured peril under the Builder's

          Risk Policy.

            (c)        Should  a  loss  be  sustained  under  the

Builder's Risk Policy, such loss will be adjusted by Owner and/or

Construction  Lender  with the insurance  companies.   Contractor

will  assist the Owner and Construction Lender in the  adjustment of losses.  Contractor shall replace or repair any loss or damage

(so  long as Contractor is compensated therefor from any proceeds received  as  a  result of such loss) and complete  the  work  in accordance  with  this Agreement.  Contractor  shall  assist  the

Owner and Construction Lender in the adjustment of losses.



                             ARTICLE V

              CONTRACTOR'S GUARANTEES AND WARRANTIES

5.01      Warranties

           (a)       The Contractor warrants that the Plant shall

be constructed with new parts and equipment of good quality.

           (b)        The  Contractor  warrants  that,  at  Final

Acceptance,  the Work and the Plant, individually  and  together,

(i)  conform with, and are in all material respects, designed and constructed in accordance with the Final Plans and specifications as such shall have evolved and been completed by Contractor, (ii)

conform with, and are designed and constructed in accordance with

Prudent Utility Practices, Applicable Laws and Applicable Permits

at  the  time  of Final Acceptance, (iii) contains materials  and equipment  suitable  for  use under the  operating  and  climatic conditions described in the Scope of Work, (iv) demonstrates Work performed  in a good and workmanlike manner, and (v) as  designed and  supplied  by  the Contractor to Owner under this  Agreement,

individually  and collectively, do not constitute an infringement of any patent or the misappropriation of any trade secret.

           (c)        Contractor warrants that the Work  and  the

Plant  shall  conform to the requirements of this  Agreement  and will be free from Defects or Deficiencies until the later of  (i)

one year following Commercial Operation or (ii) one year from the discovery and repair of any such Defect or Deficiency, (but in no event  later  than  the second anniversary of Final  Acceptance);

provided  that  if  a  particular item is repaired,  replaced  or

renewed   one  time  and  becomes  defective  again  during   the

applicable  warranty  period, then Contractor  agrees  that:  (x)

unless  the  problem has caused a performance  deficiency  as  to which  a  Contract Price Discount has been paid;  or  (y)  unless

Contractor  can  demonstrate to Owner's  reasonable  satisfaction that  there  is  not an unreasonable risk of the reoccurrence  of such  problem; Contractor will undertake a technical analysis  of the  problem  and clear the "root cause".  If within  the  period described  above,  the  Work or the Plant  is  found  to  contain

Defects or Deficiencies, Contractor shall at its expense,  except

for   costs  associated  with  warranty  replacement  of  General

Electric supplied combustion turbine generator and steam  turbine generator components and General Electric warranty repairs and/or

adjustments   for  the  combustion  turbine  and  steam   turbine

generator components (which will be at Owner's expense)  correct,

repair  or  replace  such  Defect or Deficiency  as  promptly  as

practicable   upon  being  given  timely  notice   thereof.    If

Contractor  fails  to make good the Defect or Deficiency  noticed herein in a timely manner, Owner, at its option, may correct  the

Defect or Deficiency and the cost thereof shall be charged to the

Contractor  and may be deducted from any amounts  due,  or  which thereafter  became  due to Contractor, or if no  amounts  are  or become  due,  the difference shall be promptly paid to  Owner  by

Contractor plus any and all other damages to which Owner  may  be entitled hereunder on account of Contractor's default.  The  only warranties  made by Contractor are those expressly enumerated  in

this  Article  V.   Any other statement of fact  or  descriptions

expressed  in this Agreement shall not be deemed to constitute  a warranty  of  the Work or any part thereof.  THE  WARRANTIES  SET

FORTH IN THIS SECTION 5.01 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER

WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED (INCLUDING  ALL

WARRANTIES  OF  MERCHANTABILITY  AND  FITNESS  FOR  A  PARTICULAR

PURPOSE  AND  ALL WARRANTIES ARISING FROM COURSE OF  DEALING  AND

USAGE OF TRADE).

           The foregoing sentence is not intended to disclaim any

other obligations of Contractor set forth herein (including under

Section 1.04).

           (d)        In  the Scope of Work, there may be certain

specifications,  ratings,  and other  performance  characteristic

descriptions   related   to  various   components   procured   by

Contractor,  which components will become a part  of  the  Plant.

Owner  expressly  acknowledges that, to  the  extent  that  final component  performance  specifications, ratings  or  descriptions exceed  those set forth in the Scope of Work, they are in no  way

binding   on  Contractor  as  enforceable  component  performance

obligations  hereunder nor do they create any rights or  remedies for  the  Owner against Contractor.  With respect to  matters  of component  performance, it is the intent of this  Agreement  that

Contractor,   as  a  Turnkey  Firm-Fixed  Price  contractor,   be

obligated only for compliance with the Performance Guarantees  as set  forth in Section 5.04 and the Plant warranties set forth  in

Sections  5.01(a),(b) and (c).  However, this Section 5.01(d)  is not  intended in anyway to relieve the Contractor from any of its obligations  under the standards, specifications and descriptions contained in this Agreement or the Scope of Work.

          (e)       If after Commercial Operation, the Contractor

neglects  to  make or undertake with due diligence  to  make  the necessary  correction  of a Defect or Deficiency,  within  twenty

(20)  days  after Owner gives Contractor notice of  a  Defect  or

Deficiency  Owner shall have the authority to make the correction itself  or  order the Work to be done by a third party,  and  the cost  of the corrections shall be borne by the Contractor.  Owner shall  be  permitted to make repairs or replacements on equipment without  affecting the warranty or without prior  notice  to  the

Contractor so long as repair or replacement involves the  correct installation  of spare parts.  Owner shall also be  permitted  to adjust  or test equipment as outlined in the instruction  manuals provided by the Contractor.

           (f)        In  the event of an emergency and,  in  the

reasonable  judgment of Owner, the delay that would  result  from giving  formal notice to Contractor would cause serious  loss  or damage  which could be prevented by immediate action, any  action including correction of Defects and Deficiencies may be  done  by

Owner  or  a  third party chosen by Owner, without  giving  prior notice  to  the Contractor, and the reasonable cost of correction shall  be  paid  by the Contractor in the case  of  a  Defect  or

Deficiency.   In  the event such action is taken  by  Owner,  the

Contractor shall be promptly notified, and shall assist  whenever and wherever possible in making the necessary corrections.

           (g)        In the event that it is necessary (in order

to  fulfill Contractor's warranty obligations under Article V) to dismantle  piping,  ducts, machinery,  equipment  or  other  Work furnished  or  performed by the Contractor  in  order  to  obtain access  to the Work, to correct a Defect or Deficiency, the  cost of  all  such  dismantling and reassembly will be  borne  by  the

Contractor.

5.02      Time of Completion of Plant

            (a)         Contractor  guarantees  to   Owner   that

Commercial  Operation of the Plant will occur no later  than  the

Guaranteed  Completion Date for the Plant,  or  Contractor  shall refund  a  Contract  Price Discount therefor as  provided  below.

Owner's right to terminate this Agreement because of Contractor's default  of  its obligations under this paragraph  (a)  shall  be governed by Section 8.02(a).  Should Commercial Operation of  the

Plant  occur  after  the Guaranteed Completion  Date,  Contractor shall  refund to Owner a Contract Price Discount as the exclusive remedy  only  for  Contractor's failure to  meet  the  Guaranteed

Completion  Date,  the  sum  of:  (i)  eighty  thousand   dollars

($80,000)  per  day  for  each  day  (or  portion  thereof)  that

Commercial  Operation  of the Plant occurs after  the  Guaranteed

Completion Date.

           (b)       [Intentionally deleted]

           (c)        Anything  in  paragraph (a)  above  to  the

contrary  notwithstanding,  the  total  Contract  Price  Discount refundable  under this Section 5.02 shall not exceed $14,400,000.

The  Contract Price Discount provided by this Section 5.02 is  in addition to the Contract Price Discount provided by Section  5.04 and all warranty claims under Section 5.01.

           (d)        Owner shall invoice Contractor monthly  for

amounts  of  Contract  Price Discount payable  pursuant  to  this

Section  5.02.   Any such invoice shall be payable within  thirty

(30)  days  after  Contractor's receipt of such  invoice.   Owner

shall  also have the right to offset any past-due Contract  Price

Discount   payable  by  Contractor  to  Owner  against  Milestone

Payments or draw upon the Letter of Credit therefor under Section

3.14 hereof.

          (e)       In the event that Commercial Operation of the

Plant occurs prior to the Guaranteed Completion Date, Owner shall pay Contractor an Early Completion Bonus as follows:

          (i)         Sixteen   thousand  six   hundred   dollars

          ($16,600)  per  day for each day (or  portion  thereof)

          that  Commercial Operation of the Plant  occurs  on  or

          before  October  31, 1996 but only for  those  days  of

          early completion during the month of October 1996;

          (ii)       Forty thousand dollars ($40,000) per day for

          each day (or portion thereof) that Commercial Operation

          of the Plant occurs on or before September 30, 1996 and

          on or after August 1, 1996 and shall apply for all days

          of early completion during the months of September 1996

          and August 1996.

No  Early Completion Bonus shall be paid for any early completion days occurring prior to August 1, 1996.

           (f)       In the event that Substantial Completion  of

the Plant occurs on or prior to October 31, 1996, Owner shall pay

Contractor  a Substantial Completion Bonus of $300,000.   In  the

event that Substantial Completion of the Plant occurs on or prior to  September 30, 1996, Owner shall pay Contractor an  additional

Substantial  Completion Bonus of $300,000, or a  total  aggregate

Substantial   Completion  Bonus  of  $600,000.   No   Substantial

Completion Bonus shall be paid if Substantial Completion  of  the

Plant occurs after October 31, 1996.

           (g)        (i)   The aggregate of any Early Completion

Bonus  and/or  Substantial Completion Bonus shall be  payable  to

Contractor  in  three  (3) interest-free (until  due,  owing  and unpaid), equal quarterly payments out of "Distributable Cash" (as hereinafter  defined) three (3) Business Days after each  of  the three  "Basic  Rent Payment Dates" (as such term  is  defined  in

Appendix   A  to  the  Construction  Loan  Agreement  and   Lease

Commitment  dated  as  of  March 30,  1995,  among  Owner,  Panda

Brandywine  Corporation and General Electric Capital Corporation)

immediately following Final Acceptance of the Plant.  Any amounts not  paid hereunder due to the inadequacy of "Distributable Cash"

shall be carried over for payment (with interest thereon accruing at  the  Stipulated Interest Rate) three (3) Business Days  after the  next  Basic Rent Payment Date (it being understood  that  no equity  distributions  may be made to any partner  of  the  Owner until  any  due or past-due Early Completion Bonus or Substantial

Completion Bonus amount is paid to Contractor).

           (ii)       Contractor understands and agrees that  the

distributions  of  Distributable Cash may be  restricted  by  the

Construction  Loan Agreement now or in the future  and  that  the

Security  Deposit  Agreement may be changed to  provide  for  the payment  of additional amounts to other parties (whether  now  or

hereafter  provided for in the Security Deposit Agreement).   The

Contractor  agrees  that  its right to receive  Early  Completion and/or  the  Substantial Completion Bonus is not a  debt  of  the

Owner.    Contractor  also  agrees  that  any  default,   breach,

rejection  or repudiation by Owner of any obligation or provision contained in these Sections 5.02(e), (f) and (g) shall not  be  a default by Owner under this Agreement; provided, however, that if

Owner  repudiates (a) its obligations to make payments  first  to

Contractor before any distributions to any other person,  or  (b)

to  cause  the  Security  Agent to make  payments  to  Contractor required  by  Section 5.02(g)(iv) hereof, as to  which,  in  both cases, Contractor shall have a legal claim sounding in debt,  but only  against such Distributable Cash held by Owner but not  paid to  Contractor  when  owed,  and in  no  event  shall  Contractor

terminate this Agreement on account of any such repudiation.   In

no  event  shall Contractor make any claim against or assert  any lien on the Facility or any other asset of Owner by reason of the

matters  set forth in these Sections 5.02(e), (f) and  (g).   The

obligations to pay Early Completion and/or Substantial Completion

Bonus  shall be non-recourse to Owner except to the extent  Owner receives  Distributable Cash, and then recourse shall be  limited to such Distributable Cash.  Contractor agrees that it shall have no  right to institute any action or proceeding or otherwise take any  action against the Construction Lender or any security agent or  owner trustee with respect to these Sections 5.02(e), (f) and

(g).   Contractor further agrees that it shall have no  right  to institute  any action or proceeding or otherwise take any  action against Owner to enforce payment or performance of any obligation or  agreement contained in these Sections 5.02(e),  (f)  and  (g)

unless  and until the Construction Lender have been paid in  full all  amounts  outstanding  under any  of  the  Construction  Loan

Agreement  and such Agreement has terminated; provided,  however,

that  Contractor shall have the right to seek to compel  specific performance  of  Owner's obligations set forth in these  Sections

5.02(e), (f) and (g).

           (iii)     For purposes of these Sections 5.02(e),  (f)

and  (g), (A)  "Distributable Cash"  shall mean, at any  time  in question,  all  cash  then distributable  to  Owner  pursuant  to

Section 4.9(b) of the Security Deposit Agreement, but only if the conditions  in such Section to distribution have been  satisfied;

and  (B)  "Security  Deposit Agreement" shall mean  that  certain

Security  Deposit Agreement dated as of March 30, 1995 among  the

Owner,  Panda  Brandywine Corporation, General  Electric  Capital

Corporation  and Shawmut Bank Connecticut, National  Association,

as  security  agent, owner trustee and lessor, as such  agreement may be amended, modified or supplemented from time to time.

            (iv)        For  so  long  as  the  Security  Deposit

Agreement  is  in  effect, Owner agrees  to  cause  the  Security

Deposit  Agent  to  promptly  distribute  to  Contractor,  on   a

quarterly  basis, to the extent of funds available therefor,  the

Distributable  Cash, if any, payable to Contractor hereunder,  as provided in this Section 5.02(g) and pursuant to the terms of the

Security Deposit Agreement, in all cases senior and prior to  any payments of Distributable Cash to any other person.

           (v)        If the Security Deposit Agreement shall  be

amended  or  terminated so that cash is no longer distributed  to

Owner  thereunder, but is distributed to Owner free and clear  of any  lien  of  the  Construction Lender pursuant  to  some  other agreement,  then "Distributable Cash" shall mean such cash  being

distributed  to Owner pursuant to such other agreement.   If  the

Construction Lender is paid in full all amounts outstanding under the  Construction  Loan  Agreement and such  Agreement  has  been terminated, then "Distributable Cash" shall mean all revenues  of the Plant.

           (h)       The provisions of Sections 5.02(e), (f)  and

(g)   above  represent  the  entire  agreement  of  the   parties

concerning  the  payment  of  an  Early  Completion   Bonus   and

Substantial  Completion Bonus and supersede,  and  shall  not  be modified by, any Change Order set forth in Exhibit S hereto.

5.03      Equipment and Services

           Upon  Final  Acceptance of the Plant  or  the  earlier

termination of this Agreement, Contractor shall assign  to  Owner all warranties received by it from subcontractors or suppliers of

goods  and  services  used  in  the  Work.   Such  assignment  of

warranties to Owner must also allow Owner to further assign  such warranties.  However, in the event that Owner makes any  warranty claim  against  Contractor  with respect  to  goods  or  services supplied  in  whole  or  in  part by any  such  subcontractor  or supplier,  Contractor shall be entitled to enforce  for  its  own benefit any warranty given by such subcontractor or supplier with

respect   to   such  goods  and  services.

5.04     Performance Guarantees

           (a)        Net  Power  Output  Guarantee.   Contractor

guarantees  to Owner that the Net Power Output of the Plant  will be 230,000 kilowatts at Commercial Operation, corrected to 92o  F dry  bulb  50% relative humidity with 34,000 lbs/hr of  saturated steam  at  15 psig at the process interface and 80% of condensate

returned   with  no  boiler  blowdown  (the  "Net  Power   Output

Guarantee").   Contractor  shall be able  to  declare  Commercial

Operation  notwithstanding its failure to achieve the  Net  Power

Output  Guarantee by electing to make a Contract  Price  Discount payment for such failure in the amount of $1000 per kilowatt that the  Net  Power Output (as corrected in this paragraph)  is  less than  the Net Power Output Guarantee; provided, however, that  no such  election  may  be  made  by  Contractor  unless  and  until

Contractor  has achieved a Net Power Output of 210,000  kilowatts or  greater  (as corrected in this paragraph).  Contractor  shall provide  a  notice and declaration to Owner that:  (a) a  210,000 kilowatt  (or  greater) Net Power Output (as  corrected  in  this paragraph) has been achieved in accordance with the terms of this

Agreement;  and  (b) Commercial Operation is hereby  declared  by

Contractor, to be effective for all purposes of this Agreement as of  the date of such notice and declaration.  Any Contract  Price

Discount owing to Owner in consequence thereof shall be  paid  in accordance with Section 5.04(c).

           (b)        Net  Plant Heat Rate Guarantee.  Contractor

guarantees to Owner that the net heat rate of the Plant (the "Net

Plant  Heat Rate") will not exceed 7,124 Btu/kWh LHV when  firing design  basis  natural gas, as determined by the Net  Plant  Heat

Rate  Test  corrected  to  92 degrees F  dry  bulb  50%  relative humidity with 34,000 lbs/hr of saturated steam at 15 psig at  the process  interface and 80% of condensate returned with no  boiler

blowdown  (the  "Net  Plant Heat Rate  Guarantee").   Should  the

actual  Net  Plant Heat Rate as determined by the Net Plant  Heat

Rate  Test be greater than the Net Plant Heat Rate Guarantee plus the  Dead Band Tolerance, Contractor shall refund to Owner, as  a

Contract  Price Discount and cost adjustment for such  deficiency in actual Net Plant Heat Rate, a sum equal to forty-five thousand dollars  ($45,000) for each Btu/kWh in excess of  the  Net  Plant

Heat  Rate Guarantee plus the Dead Band Tolerance.  The Dead Band

Tolerance  of the Net Plant Heat Rate shall be plus or minus  two

(2) percent of the Net Plant Heat Rate Guarantee.

          (c)       Maximum Contract Price Discount.  Owner shall

invoice  Contractor, for such Contract Price Discount payable  by

Contractor  pursuant  to this Section 5.04,  promptly  after  the final  test  performed  pursuant to Section 6.04(b)  demonstrates that  the  Plant  has failed to achieve the Net Plant  Heat  Rate

Guarantee and/or Net Power Output Guarantee thereby resulting  in

a  deficiency.   Any such invoice shall be payable within  thirty

(30)  days  after  Contractor's  receipt  of  such  notice.   The

Contract  Price  Discount provided by this  Section  5.04  is  in addition to the Contract Price Discount provided by Section  5.02 and  the  warranty claims pursuant to Section 5.01.  Anything  in paragraphs (a) and (b) above to the contrary notwithstanding, the total  and  cumulative  Contract  Price  Discount  payable  under

Sections 5.02 and 5.04 shall not exceed twenty-five percent (25%)

of the Contract Price.

           (d)        Emissions Guarantee.  Contractor guarantees

that  the  emission of air contaminants into the atmosphere  from the  Plant  will meet the emissions limitations (as  demonstrated through  the  use  of the air quality sampling criteria  and  the

techniques   referenced  therein)  of  the  EPA   Prevention   of

Significant Deterioration ("PSD") permit and the permits  granted pursuant to the CPCN proceeding, attached hereto in Exhibit G.

            (e)         Noise  Abatement  Guarantee.   Contractor

guarantees the Plant will function at a noise level that does not exceed that required by the State of Maryland and Prince George's

County requirements at the property line (and at any other  point of  measurement  required by law) of the  Plant  Site  under  all normal  operating conditions in accordance with Section  20.5  of the Scope of Work.

           (f)       Fuel Oil Net Power Output.  After Commercial

Operation is achieved, the Net Power Output shall be demonstrated during  a six hour test when firing distillate fuel oil following the  procedures set forth in Section 6.03.  During this test, the

Net  Power Output corrected to 92 degrees F dry bulb 50% relative humidity  with  34,000 lbs/hr of saturated steam at  the  process interface and 80% of condensate returned with no boiler  blowdown shall  be  greater  than  or equal to the  Net  Power  Output  as corrected to the same conditions as determined during the 48 hour test on natural gas.

          If the Net Power Output when firing distillate fuel oil

is  less  than the Net Power Output when firing natural  gas  and less  than 230,000 KW after appropriate test correction  factors,

then  Contractor  shall either (i) implement corrective  measures and retest to achieve the required output level, or (ii) elect to pay a Contract Price Discount of $1,000 per kilowatt that the Net

Power  Output is less than the Net Power Output level on  natural gas.

            In  the  event  that  Net  Power  Output  during  the

distillate  fuel  oil test is greater than the  natural  gas  Net

Power  Output,  or  is  greater than  or  equal  to  230,000  KW,

Contractor  shall be deemed to have passed this  distillate  fuel oil test.

           (g)        Determination of Compliance.   Contractor's

compliance with the guarantees set forth in paragraph  (a),  (b),

(d) and (e) of this Section 5.04, or the degree of its failure to comply with any such guarantee, shall be determined on the  basis of  the Performance Tests of Section 6.03 and the results of such tests shall be conclusive for such purpose.

           (h)        Net Power Output Bonus.  In the event  that

Contractor achieves a Net Power Output (as corrected in Paragraph

5.04(a)) in excess of the Net Power Output Guarantee (as such Net

Power  Output  is  determined by the last Forty Eight  (48)  Hour

Performance Test), then in such event, a bonus shall be owing  to

Contractor from Owner in an amount that is the aggregate of  $300 per kilowatt by which such Net Power Output exceeds the Net Power

Output Guarantee; provided, however, that no bonus shall be  paid

for  any  Net Power Output in excess of 233,000 KW.   Such  bonus

shall be paid within 30 days after Final Acceptance.

          (i)       Net Plant Heat Rate Bonus.  In the event that

Contractor  achieves  a  Net Plant Heat  Rate  (as  corrected  in

Paragraph  5.04(b))  that is less than the Net  Plant  Heat  Rate

Guarantee  less the Dead Band Tolerance (as such Net  Plant  Heat

Rate  is  determined by the Net Plant Heat Rate Test),  then,  in such event, a bonus shall be owing to Contractor from Owner in an amount that is the aggregate of $22,500 per Btu/kWh by which such

Net  Plant  Heat  Rate  is  less than the  Net  Plant  Heat  Rate

Guarantee less the Dead Band Tolerance.  Such bonus shall be paid within 30 days after Final Acceptance.

5.05      PEPCO Interconnect and Transmission Facilities

           Contractor  covenants that neither  it  nor  its  Sub

Contractors  will  tamper with PEPCO's side of  the  Interconnect

Facilities or the Transmission Facilities on the line side of the

Plant's  line disconnect switch without the prior written consent of  Owner and PEPCO; except in situations where such actions  are taken to prevent immediate injury, death, or property damage, and

Contractor uses all reasonable efforts to provide Owner and PEPCO with advance notice of the need for such actions.




                            ARTICLE VI

            START UP, PERFORMANCE TESTS AND ACCEPTANCE

6.01      Commencement of Testing and Start-Up

          The Contractor shall provide Owner with at least thirty

30  days advance notice of any testing of the Plant that involves

delivering   energy  to  PEPCO.   After  the   Plant   has   been

substantially  completed  whereby it  can  operate  normally  and continuously under all operating conditions, the Contractor shall start-up and test the Plant in accordance with Scope of Work  and this  Article VI.  No test under this Section 6.01 that  delivers net  electrical output shall be conducted unless Contractor gives prior notice to Owner's representative.

6.02      Initial Operation

           Following the start-up of the Plant as provided for in

Section 6.01, the Plant will be subject to trial operation, field checkout  and demonstration of full load operation in  accordance with the provisions of Scope of Work.

6.03      Performance Tests

          (a)       When, after completion of the start-up, trial

operation,  field  checkout  and  demonstration  of   full   load

operation  in  accordance with the provisions of Scope  of  Work,

Contractor determines to its satisfaction that the Plant has been substantially  completed and is capable of being operated  safely in  accordance with the requirements of this Agreement  (although other  minor portions of the Plant not essential to its safe  and reliable operation may remain to be completed), it shall  deliver to  Owner  a  written  notice so stating (a "Performance  Test(s)

Notice") and specifying a date for commencement of any or all  of the  Performance Tests.  Contractor shall deliver the Performance

Test(s)  Notice  at  least five (5) Business Days  prior  to  the commencement of the Performance Test(s).  If Owner, within  three

(3)  Business Days after its receipt of such Performance  Test(s)

Notice, delivers to Contractor a written notice (i) denying  that the  Plant has been substantially completed or that it is capable of  being operated safely under all conditions in accordance with the  requirements of this Agreement, and (ii) stating  the  facts upon which such reasonable denial is based, then upon receipt  of such  notice  Contractor shall take such action as is appropriate to remedy the conditions described in such notice.  Following any such  remedial  action, Contractor may deliver  to  Owner  a  new

Performance Test(s) Notice conforming to the requirements of this paragraph  (a),  and the provisions of this paragraph  (a)  shall apply with respect to such new Performance Test(s) Notice in  the same  manner  as  they  applied  with  respect  to  the  original

Performance  Test(s) Notice.  The foregoing  procedure  shall  be repeated as often as necessary until Owner no longer rejects  the

Performance Test(s) Notice.

           (b)       The Performance Test(s) shall be carried out

in accordance with Exhibit A.

6.04       Final  Acceptance and Substantial  Completion  of  the

Plant

           (a)        Contractor may, by written notice to Owner,

request  that  the Plant be accepted as complete,  (i)  when  the

Performance Tests, mechanical calibrations, electrical continuity and  ground fault tests have been completed, and any Defects  and

Deficiencies  found have been corrected to Owner's  satisfaction,

(ii)  the Plant has been constructed in accordance with the Final

Plans  and  specifications, (iii) the Plant has been synchronized with  PEPCO  electrical  grid, (iv) no  defective  or  incomplete portions  of the Work exist that could have a materially negative impact  on  the normal operation or performance of the Plant  and

(v)  completion  of  all  remaining Punch  List  Items  will  not interrupt,  disrupt  or interfere with the  normal  operation  or performance  of the Plant, (vi) thermal energy is available  from the  Plant to the Steam Host on a normal and uninterrupted  basis

and  (vii)  the  certificate  has  been  delivered  pursuant   to

Paragraph  6.04(d) below ("Final Acceptance").  A team consisting of  representatives of Owner, Construction Lender and  Contractor

shall  then make a final inspection of the Plant.  Should Owner's

representatives  disagree  with  a  contention  by   Contractor's

representatives that the Plant is complete and in compliance with the  requirements of this Agreement, Contractor's sole remedy  is to submit the dispute to arbitration under Article X.

           (b)        If the Plant fails any part of its original

Performance  Tests, Contractor shall take appropriate  corrective action  and the Performance Tests shall then be performed  again.

If  the Plant fails any part of the retest, Contractor shall take appropriate corrective action and the Performance Tests shall  be repeated.  If six months have elapsed from the date of Commercial

Operation, and the Plant continues to fail the Performance  Tests

Contractor shall pay Owner the Contract Price Discount refundable pursuant to Section 5.04 hereof.

           (c)        Except  as provided in Section 9.01  hereof

with  respect  to  indemnification for third  party  claims,  and

Contractor's  obligation to achieve mechanical completion,  Owner shall have no claim against Contractor under this Agreement  with respect  to  and to the extent that any such claim relates  to  a

Defect or Deficiency that, is subsumed within, or contributes  to

a   performance   deficiency;  provided,   however,   that   such

performance deficiency must have been previously compensated  for by a Contract Price Discount.

           (d)        After Owner has accepted the Plant and  the

Plant  is complete, including Punch List Items, Owner shall  upon written  request by Contractor issue it a Completion  Certificate evidencing its final acceptance of the Plant as a whole.  In  the event  that  only Punch List Items remain to be completed,  Owner shall issue the Completion Certificate if Contractor agrees  that the  Punch  List Items will be corrected to Owner's  satisfaction within  a  reasonable period of time, but in no event later  than six  (6)  months  from Commercial Operation and in  the  case  of freeze protection, it will be complete by the later of Commercial

Operation or November 1, 1996.

          (e)       As a condition precedent to Final Acceptance,

Contractor shall submit a signed Certificate that the  Plant  has been constructed in accordance with all governmental requirements identified  either  by  Owner  or  Contractor  pursuant  to  this

Agreement.

           (f)        Subsequent to running the first  successful

Forty-eight  (48)  Hour  Net Electric  Output  Performance  Test,

Contractor shall provide written notice to Owner that  the  Plant

has   achieved  "Substantial  Completion"  (i)  when   Commercial

Operation  has  been achieved under normal operating  conditions,

including  a  plant  staff  at  the ordinary  manning  level  for continuous  operation and (ii) all air emission tests  on  design basis  natural gas comply with the criteria of Applicable Permits and  Section 5.04(d) under normal operating conditions, including a  plant  staff  at  the  ordinary manning level  for  continuous operation  (it being understood that state certification  is  not required)  and (iii) an aggregate potential Contractor  liability

formula  described  as follows has been  met:   the  sum  of  the

potential  maximum  amount  of Net Power  Output  Contract  Price

Discount  plus  potential maximum amount of Net Plant  Heat  Rate

Contract Price Discount plus  Guaranteed Completion Date Contract

Price Discount plus potential maximum amount of expected cost  to complete construction plus potential maximum amount of Punch List is  less than or equal to $15,000,000 (with the Net Power  Output and Net Plant Heat Rate Test performed in accordance with Article

VI  of  this  Agreement  and  the  Contract  Price  Discounts  in accordance  with  Article V).  The date of  Contractor's  written notice  under  this  Section shall be the  date  of  "Substantial

Completion"   (provided  "Substantial  Completion"   shall   have

actually   occurred,  as  determined  by  Construction   Lender's

Engineer).





                            ARTICLE VII

               FORCE MAJEURE AND OWNER CAUSED DELAY

7.01      Force Majeure.

          (a)       Subject to the parties obligations under this

Article  VII,  a party shall not be considered to be  in  default with respect to any obligation (except for the obligation to  pay money)  if  it  is prevented from fulfilling such  obligation  by reason of a Force Majeure Event.  For purposes of this Agreement,

Force  Majeure  shall mean an event, condition,  or  circumstance beyond the reasonable control and without the fault or negligence of the Party claiming Force Majeure, that, despite all reasonable efforts of the Party claiming Force Majeure to prevent it, causes a  material  delay  or  disruption  in  the  performance  of  any

obligation  imposed  hereunder.   Force  Majeure  shall  include,

without  limitation,  acts  of  God,  natural  disasters,  fires,

earthquakes,   lightning,  floods,  storms,  civil  disturbances,

riots, war, the action of a court or action or failure to act  on

the   part   of   any  governmental  body  having  or   asserting

jurisdiction  that  is  binding upon the  Parties  and  has  been opposed by all reasonable means, strikes, lockouts or other labor disputes, or such other causes or events to the extent beyond the reasonable control, and without the fault or negligence,  of  the

Party  relying  thereon as justification for  not  performing  an obligation or complying with any condition required of such Party under  this  Agreement.  For the avoidance  of  doubt,  the  term

"Force Majeure" does not include changes that affect the cost  or availability of equipment, nor shall strikes, lockouts  or  other labor disputes with respect to the employees of the Contractor or any  subcontractor  (other than General  Electric  or  any  other subcontractor who cannot be replaced without causing  a  material delay or disruption in the performance of this Agreement).

          (b)       A party may only assert a Force Majeure Event

as  an  excuse to performance under this Agreement  if  the  non performing  party upon the occurrence of a Force  Majeure  Event:

(i)  immediately and continuously uses all reasonable efforts  to alleviate and mitigate the cause and effect of the Force  Majeure

Event,   (ii)  provides  accurate  notice  to  the  other   party

describing the date, expected duration, cause and nature  of  the

Force   Majeure  event  as  well  as  its  effect  on  Commercial

Operation, if any, within the earlier of: (x) five (5) [Business]

Days after obtaining knowledge of such Force Majeure Event or (y)

in  any event sixty (60) calendar days after the commencement  of the  Force  Majeure  Event,  (iii)  promptly  and  without  delay provides status reports to the other party as often as the  other party may reasonably request, and (iv) provides written notice to the  other  party  immediately upon  resumption  of  the  excused performance.  The parties agree that any failure by  a  party  to adhere in all material respects to the provisions of this Section

7.01  shall be deemed a waiver by that party to relief under this

Article VII; provided however that the non-performing party  must strictly  adhere  to all notice requirements under  this  Section

7.01.

           (c)        Anything in this Agreement to the  contrary

notwithstanding, (i) the provisions of this Article VII shall not extend  Contractor's  time  for performance  under  Section  2.03 beyond  the  latest  date that the "Actual  Commercial  Operation

Date"  may  occur  under the Power Contract;  provided,  however,

that,  if  termination of this Agreement occurs  under  the  last sentence  of Section 8.02(b) by reason of Force Majevre,  Owner's rights and remedies shall be limited to those afforded to  it  by

Sections   8.06(b)  and  (c)  below  and  (ii)  any  excuse   for

performance of Work under this Article VII shall be no greater in scope  or duration than that required as a direct result  of  the impact of the Force Majeure Event.

           (d)        Owner shall not be responsible for the cost

of  de-mobilization  and/or remobilization if  Contractor  has  a

Force Majeure Event.

7.02      Owner Caused Delay

           Contractor's time of performance under this  Agreement

shall  be extended if, and to the extent, Contractor is  able  to demonstrate to Owner that Contractor has suffered a material  and adverse  impact on its obligation to achieve Commercial Operation

(or  any other project schedule obligations) by reason of Owner's

failure  to  perform  its  obligations  hereunder.   Contractor's

rights  under  this  section are conditioned on  Contractor:  (i)

delivering detailed written notice to Owner within five (5)  days after  Owner's  acts or omissions describing the consequences  of the  Owner Caused Delay on the Guaranteed Completion Date (or any

other  project  schedule  obligations)  and  (ii)  providing  all assistance  reasonably necessary to Owner for the elimination  or mitigation of the Owner Caused Delay.





                           ARTICLE VIII

                     TERMINATION OF AGREEMENT

8.01      Termination for Owner's Convenience

           Owner may terminate this Agreement at any time for its

convenience.  This Agreement may be terminated under this Section

8.01  by  giving Contractor written notice of termination.   Upon

receiving  any such notice of termination, Contractor shall  stop performing  the Work and shall cancel as quickly as possible  all orders  placed by it with subcontractors and suppliers and  shall use all reasonable efforts to minimize cancellation charges.

8.02      Termination for a Party's Default

           (a)       If either party commits a material breach of

its  obligations under this Agreement (other than  a  failure  by

Owner  to  make  a Milestone Payment when it becomes  due  (which failure is exclusively governed by Section 8.04), the other party

(hereinafter the "Non-Defaulting Party") may give such  party  in default (the "Defaulting Party") a written notice describing such default  in  reasonable detail and demanding that the  Defaulting

Party cure it.  If the Defaulting Party does not cure the default within fifteen (15) days after its receipt of such notice or,  if the default is such that it cannot be cured within such period of time,  does  not promptly commence action designed to  cure  such default  within  a  reasonable  period  of  time  and  thereafter diligently  pursues such cure to completion (not  to  exceed  180 days), the Non-Defaulting Party shall have the right to terminate this Agreement by written notice to the Defaulting Party, without prejudice to any other remedies which are available to  the  Non-

Defaulting  Party  by reason of the Defaulting  Party's  default.

Except  as provided in paragraph (b) of this Section 8.02,  Owner may  not terminate this Agreement for a default by Contractor  in meeting  the  Guaranteed Completion Date  so  long  as  both  (i)

Contractor   diligently  pursues  actions  which  are  reasonably

calculated to achieve Commercial Operation within such  180  days and  (ii)  Contractor pays and continues to pay Owner up  to  the limitation  set  forth  in  Section 5.02(c)  the  Contract  Price

Discount  set forth in Section 5.02 for the failure to meet  such

Guaranteed Completion Date.

           (b)       Notwithstanding Contractor's efforts to cure

a  default pursuant to paragraph (a) of this Section, Owner shall have  the  right to terminate this Agreement upon ten (10)  days'

prior  written  notice to Contractor if (i) Contractor  fails  to meet  any  critical  milestone listed in  Exhibit  N,  Contractor

Critical  Date  Schedule.  In addition, if,  one  hundred  eighty

(180)  days  before June 1, 1997 (except to the extent  that  the latest date for the "Actual Commercial Operation Date" under  the

Power  Contract is extended by PEPCO beyond June 1, 1997),  Owner should  have good reason to believe that, because of a breach  or

breaches   of  Contractor's  obligations  under  this   Agreement

(including  but  not  limited  to  a  failure  by  Contractor  to

diligently   carry  out  performance  of  the  Work),  Commercial

Operation of the Plant will not occur by June 1, 1997 (except  to the  extent  that  the  latest date for  the  "Actual  Commercial

Operation  Date"  under the Power Contract is extended  by  PEPCO beyond June 1, 1997)  then in such event, Owner shall be entitled by  written  demand to insist that Contractor furnish  to  Owner,

within  thirty days from the date of such demand, a plan prepared by  Contractor  showing  the ability  of  Contractor  to  recover schedule  to  the extent required to meet the then-required  date for achieving Commercial Operation (the "Plan").  For a period of ten  business  days  after Contractor's submittal  of  the  Plan,

either  party may demand and be entitled to meet with  the  other

for  the purposes of discussing the merits of the Plan.   At  the

end  of  such ten (10) Business Day discussion period,  if  Owner continues  to  have  good reason to believe that,  because  of  a breach or breach of Contractor's obligations under this Agreement that  Commercial  Operations will not occur by the  then-required date,  Owner  shall have the right to terminate  this  Agreement;

provided,  however  that  if such termination  is  due  to  Force

Majeure, Contractor shall not be deemed to be in default of  this

Agreement; and provided, further, that in such a case Owner shall only  have the right to terminate this Agreement and avail itself of the rights and remedies of Sections 8.06(b) and (c) below as a result of such termination.

           (c)        In  the event of termination by  the  Owner

pursuant  to  paragraph (b) of this Section 8.02, Owner's  rights and  Contractor's  obligations resulting  from  such  termination shall be determined pursuant to Section 8.06.

           (d)        Contractor's rights in the event that Owner

does  not  make a Milestone Payment when it becomes due shall  be governed by Section 8.04.

8.03      Termination by Reason of Insolvency, etc.

           Either  party may terminate this Agreement by  written

notice  to  the other party if the latter party (a)  commences  a voluntary  proceeding  under  any Federal  or  state  bankruptcy,

insolvency  or reorganization law, or (b) has such  a  proceeding filed  against  it  and fails to have such proceeding  stayed  or vacated within forty-five (45) days, or (c) upon the end  of  any such  stay,  fails  to have such involuntary  proceeding  vacated within  thirty (30) days thereafter, or (d) admits  the  material allegations  of any petition in bankruptcy filed against  it,  or

(e)  is adjudged bankrupt, or (f) makes a general assignment  for the  benefit of its creditors, or if a receiver is appointed  for all  or  a substantial portion of such party's assets and is  not

discharged  within  sixty (60) days after his  appointment.   Any

termination of this Agreement pursuant to this Section 8.03 shall be considered to be by reason of anticipatory breach of contract,

and such termination shall be without prejudice to any rights the terminating party may have by reason of such anticipatory breach.

8.04      Suspension  of  Work  or Termination  of  Agreement  by

          Contractor

           (a)        In  the event that Owner fails to make  any

undisputed  payment  (in  the reasonable  opinion  of  Owner)  to

Contractor  by the date such payment becomes due, Contractor  may give  written  notice ("First Notice") pursuant to  this  Section

8.04.   If  the  sum owed, plus interest thereon as  provided  in

Section  11.01  from  the date payment was due  to  the  date  of payment, is not made within fifteen (15) days after the  date  of

Owner's receipt of such First Notice ("First Cure Period"),  then

Contractor  shall have, at its option, the right to  suspend  its performance of the Work.

            (b)        If  the  Contractor  suspends  performance

hereunder pursuant to paragraph (a), Contractor may give a second written notice ("Second Notice") of its intent to terminate  this

Agreement.  If all amounts due, including interest, are not  made within  ten (10) days after such Second Notice, Contractor  shall have the right to terminate this Agreement immediately.

8.05      [Deleted]

8.06      Effect of Termination; Post-Termination Obligations of Parties

           (a)        Upon  Owner's termination of this Agreement

pursuant  to  Section  8.01 or Contractor's termination  of  this

Agreement due to a default by Owner pursuant to Sections 8.02(a),

8.03  or  8.04,  Contractor  shall  be  entitled  to  receive   a

termination payment (the "Termination Payment") equal to the  sum of  (i) that portion of the Contract Price that is applicable  to

Work  completed  up  to  the  date of termination  that  has  not previously  been  paid to Contractor, (ii) the  costs  reasonably incurred by Contractor in withdrawing its equipment and personnel from  the  Job Site and in otherwise demobilizing, and (iii)  the costs  reasonably incurred by Contractor in terminating contracts

with   subcontractors  and  suppliers  pertaining  to  the  Work.

Representatives  of  Owner  and Contractor  shall  determine  the

Contract  Price  amount  referred  to  in  clause  (i)  above  in accordance with the Milestone Payment Schedule in Exhibit D,  and

Contractor shall document the costs claimed under clause (ii) and

(iii) above to Owner's satisfaction and shall supply Owner copies of  the  subcontractor  and  supplier invoices  covering  amounts claimed  under  clause (iii) above.  Contractor shall  submit  an invoice  to Owner for the Termination Payment with the supporting information and documents referred to above, and Owner shall  pay such  invoice within thirty (30) days after its receipt  of  same unless it disputes certain elements thereof, in which event  only the  undisputed portion of the Termination Payment need  be  made within  such 30-day period and the dispute over the remainder  of the  claimed  Termination Payment may be submitted to arbitration pursuant to Article X.

           (b)        If  the  Owner  terminates  this  Agreement

pursuant to Sections 8.02 or 8.03, Contractor shall be liable  to

Owner for all costs and expenses reasonably incurred by Owner  in completing the Plant or in correcting deficiencies in the Work to the  extent  that the Contract Price payments made to  Contractor together with such costs and expenses exceed the Contract  Price.

Contractor  shall  not  be  entitled to receive  any  Termination

Payment  as  a result of Owner's termination pursuant to  Section

8.02 or 8.03.

            (c)        Upon  a  termination  of  this  Agreement,

pursuant  to  this Article VIII, Contractor shall leave  the  Job

Site  and Owner shall take possession of the Job Site and of  the equipment,  materials, and supplies at the Job Site, in  transit,

or  otherwise (and the warranties associated therewith) to  which

Owner  has  title  pursuant  to  Section  3.07  subject  to   the

provisions  of  Section 8.01 (if they are applicable)  Owner  may then  finish  the Work by whatever method it may deem  expedient.

Upon  written request by Owner, Contractor agrees, in  connection with any such termination, to promptly assign any contract rights

(including warranties, licenses and patents) that it may have  to other equipment, materials and supplies intended for delivery and incorporation in the Plant.  Contractor shall also, in connection with  a  termination under this Article VIII furnish  Owner  with

copies   of   all  specifications,  final  detailed   operational

drawings, manuals and other records described in Section 1 of the

Special  Conditions  for  the equipment and  materials  paid  for improvements  to realty made prior to the date of termination  to the  extent  that such Specifications, etc. have  not  previously been delivered to Owner.

8.07      Consequences of Suspension of Work by Owner

            In   the  event  Owner  suspends  the  Work   without

terminating this Agreement such suspension shall be treated as an

Owner  Caused Delay (subject to the requirements of Section 7.02)

for  all purposes hereunder and Contractor shall have the  option to  terminate this Agreement if the duration of such  delays  and suspensions  (occurring  after Project Funding)  exceed,  in  the

aggregate,   180   days.   In  the  event  of   such   Contractor

termination,   Contractor  shall  have  the  same  remedies   and

obligations  as  if  Owner  had  terminated  this  Agreement  for convenience pursuant to Section 8.01 hereof.





                            ARTICLE IX

               INDEMNIFICATION; LIABILITY LIMITATION

9.01      Indemnification of the Parties

           (a)        To  the extent and in proportion  to  their

respective  shares  of negligence, each party  shall  defend  and indemnify  the  other  party (and in  the  case  of  Contractor's indemnification obligations, PEPCO and Construction  Lender)  its directors,  officers  and employees (collectively  "Indemnitees")

against, and hold them harmless from, any and all losses, claims,

suits,  liabilities and legal expenses, directly  or  indirectly,

arising  out of, resulting from or related to third party  claims associated with this Agreement or the Work, including any  damage to  or  destruction of property of third parties, or death of  or bodily  injury  to  persons (whether they are  employees  of  the

Indemnitees or any Subcontractor or are persons unaffiliated with the Plant or the Work); provided, however, that the party against whom  indemnification  is sought shall be  promptly  notified  in writing  of  any  such  claim or suit brought  against  any  such

Indemnitee (within ten (10) days in the case of a suit).

           (b)        Contractor shall also defend and  indemnify

Indemnitees against, and hold them harmless from that portion  of any  and  all  losses,  claims, suits, liabilities,  damages,  of whatever  kind  or  nature, legal and other expenses,  (including without limitation, cleanup costs, study and investigative  costs and  attorneys' and experts' fees and disbursements) incurred  by or  asserted  against Indemnitees arising directly or  indirectly from  the  exacerbation  of any Pre-Existing  Hazardous  Material known  to  Contractor,  or  in cases when  Contractor  has  acted

wilfully   and  such  conduct  has  materially  exacerbated   the

condition  from  that originally discovered by  Contractor;  from disposal  of any Hazardous Material generated or brought  on  the

Job  Site by Contractor, its Subcontractors, and vendors; or from

Contractor's  breach  of any obligations  set  forth  in  Section

2.17(a),  (c), (d) and (e).  Contractor shall be responsible  for that  portion  of  costs for the removal and remediation  of  any contamination  covered by this indemnification at  no  additional cost to Owner.

9.02      Owner's Environmental Indemnification

           Owner  shall defend and indemnify Contractor  against,

and  hold  them  harmless from and against, any and  all  losses,

claims,  suits, liabilities, damages, of whatever kind or nature,

and  legal  and  other  expenses (including  without  limitation,

cleanup  costs, study and investigative costs and attorneys'  and experts' fees and disbursements) incurred by or asserted  against

Contractor  arising  directly  or  indirectly  from  Pre-Existing

Hazardous  Material  on  the  Site, except  to  the  extent  that

Contractor's act or omissions have been negligent or willful  and thereby  caused a release of Pre-Existing Hazardous  Material  or

rendered   removal  or  remediation  of  Pre-Existing   Hazardous

Material more costly.

9.03      Limitation of Remedies

           (a)        Except  as  specifically provided  by  this

Agreement  Contractor  shall not be liable  to  Owner  under  any theory for incidental or consequential damages, including but not limited to loss of revenues or profit, by reason of anything done or  omitted  to  be done by it under or in connection  with  this

Agreement.

           (b)       Except as otherwise provided below, anything

herein  to  the contrary notwithstanding, Contractor's  aggregate and  cumulative liability to Owner, whether such liability arises in  contract,  tort  (including negligence) strict  liability  or otherwise,  shall  in no event exceed 30% (excluding  claims  for indemnification arising under Section 9.01 above where a limit of liability  of  40%  of the Contract Price shall exist  separately from other limits imposed hereby, e.g. Contractor could be liable for  indemnification claims up to 40% of the Contract Price  plus other  claims up to 30% of the Contract Price hereunder)  of  the

Contract  Price.  In the event that Contractor fails  to  achieve mechanical  completion of the Plant or in the  event  that  Owner finishes  the  Plant  and  attains  mechanical  completion  after termination  of  this  Agreement due to a default  by  Contractor hereunder,  Contractor's  aggregate and cumulative  liability  to

Owner  hereunder shall be increased to 50% of the Contract  Price from 30% of the Contract Price.

            (c)        The  remedies  provided  for  herein   are

expressly agreed between the parties to be exclusive with respect to  claims arising under contract (including breach of contract),

tort  (including negligence), strict liability or otherwise,  and are  in  lieu of all other remedies that may be available to  the parties  at  law  or in equity; and in particular Contract  Price

Discounts  shall  be  the  exclusive  remedy  of   Owner  against

Contractor for Contractor's failure to meet Guaranteed Completion

Date  or  to  achieve the Performance Guarantees, as respectively appropriate.

            (d)        Releases  from,  indemnities  against  and

limitations  on,  liability  and  remedies,  expressed  in   this

Agreement  are intended to and shall apply even in the  event  of fault,  negligence,  or strict liability of the  party  released,

indemnified, or whose liability  or remedies are limited.





                             ARTICLE X

                             DISPUTES

10.01     Arbitration of Disputes

           Any controversy or claim arising out of or relating to

this  Agreement,  or the breach thereof, now or  in  the  future,

which cannot be resolved amicably by the parties shall be settled by  arbitration  in  accordance with  the  Construction  Industry

Arbitration   Rules  of  the  American  Arbitration  Association,

provided,  however,  that such rules will be subordinate  to  the specific provisions of this Article.

10.02     Selection of Arbitrators

          Any party electing to arbitrate a dispute shall furnish

a   written   notice  thereof,  containing  its  nomination   for

arbitrator,  to  the other party, whereupon the  receiving  party shall,  within  ten  working days thereafter, by  return  written notice, designate its nomination for arbitrator.  The Arbitrators

shall  be  three  in  number,  with  each  party  selecting   one

arbitrator  and  the two selected arbitrators choosing  a  third.

Should  either party refuse or neglect to join in the appointment of  the arbitrations, the arbitrator selected by the other  party shall be the sole arbitrator of the dispute.

10.03     Place, Time and Procedure

           The place of arbitration shall be Dallas, Texas unless

in  any particular case the parties agree upon a different venue.

Within  ten days after the parties agree on the third arbitrator,

the   three  arbitrators  shall  convene  by  teleconference  and establish  the  time  and  procedure for  arbitration;  provided,

however, the arbitrators must use their best efforts to establish the arbitration as soon as practicable, but no later than twenty one (21) days from such teleconference.

10.04     Winner Take All

           In  order  to  avoid  situations  where  disputes  are

resolved by compromise rather than on the merits, the arbitration panel  shall, on or before the date of the hearing of the matter,

be  instructed  in  a writing executed by both  parties  to  rule entirely  in favor of the party more nearly correct, on an  issue by  issue basis, it being the intent hereof that each party  face an  "all or nothing" outcome.  The losing party shall bear all of the  winning  party's  costs and expenses,  including  attorneys'

fees,  as  well  as  the  related  costs  and  expenses  of   the

arbitrators and the American Arbitration Association.

10.05     Binding Award

          The award of the arbitrators shall be final and binding

upon the parties, a judgment of which may be entered in any court having jurisdiction thereof.

10.06     Contractor To Continue Work

          Except as provided in Section 8.04 for nonpayment of an

undisputed  Milestone Payment, Contractor shall not suspend  Work as  a  result  of  any  dispute submitted to arbitration,  unless otherwise agreed by Owner and Contractor in writing.





                            ARTICLE XI

                     MISCELLANEOUS PROVISIONS

11.01     Interest on Overdue Payments

           Any  undisputed  sum  payable  by  either  party  (the

"Debtor")  to  the  other  party (the "Creditor")  which  remains unpaid by the Debtor more than fifteen (15) days after the Debtor has  requested payment of such sum, shall accrue interest at  the

Stipulated Interest Rate from such due date until the  date  that payment  of  such  sum is made.  If not paid  earlier,  any  such accrued interest shall be payable whenever any payment on account of  the  overdue principal sum is made.  The foregoing  provision for the payment of interest by the Debtor on any overdue sum owed by  it to the Creditor shall not be deemed to excuse late payment of such sum by the Debtor, and the Creditor's entitlement to such interest shall be in addition to any other remedies available  to

it  herein.   A Milestone Payment Certificate shall be  deemed  a

request  for  payment on the date it is delivered,  complete  and accurate, to Owner and Construction Lender.

11.02     Contractor's Records

           Contractor shall maintain proper and complete  records

substantiating all expenses and charges.  Notwithstanding Section

3.11, upon reasonable advance notice from Owner that it wishes to inspect  them, Contractor shall make records pertaining  to  Work performed on a Cost Plus Formula basis available, at the Job Site or  Contractor's  office in the United States and  during  normal business hours, for inspection and copying by representatives  of

Owner  until  the  end  of two years after  the  Plant  has  been

accepted  pursuant  to  Section 6.04.   Should  any  such  record

disclose   that  Owner  has  overpaid  or  underpaid  Contractor,

Contractor  shall,  in  the case of an  overpayment,  refund  the amount  of the overpayment to Owner upon demand and, in the  case of  an underpayment, to be entitled to receive the amount of  the underpayment from Owner upon demand.  Interest shall  be  payable on  any  such amount that is refundable to the Owner  or  to  the

Contractor  at  the Stipulated Interest Rate from the  date  that

Contractor    received   such   overpayment   or    underpayment,

respectively to the date of the refund.

11.03     Confidentiality of Information

           Each  party agrees to preserve the confidentiality  of

and  not  make  any  unauthorized use  of  any  information  made available  to  it  by  the other party that  is  confidential  or proprietary in nature, or is otherwise clearly identified as  not to  be  made  public, and each party agrees to use all reasonable efforts  to preserve the confidentiality of any other information made available to it by the other party that is of a confidential or  proprietary nature.  For the purposes of this Section  11.03,

confidential  or  proprietary information  includes  but  is  not limited to (a) the negotiations leading to and the terms of  this

Agreement,   (b)   all   documents,  data,   drawings,   studies,

projections,  plans  and other information,  whether  written  or oral,  which relate to economic benefits to either party pursuant to  this  Agreement or costs of design, construction or operation of  the  Plant,  including,  without  limitation,  the  cost  and quantities  of  fuel,  and  (c) all plans,  drawings,  documents,

studies,  and other information relating to design, construction,

and  operation  of  the  Plant.  The  foregoing  notwithstanding,

neither  party  shall  be  required  to  keep  confidential   any

information that becomes public through no fault on its part, and the  obligations  of  each party under this Section  11.03  shall expire  five  (5) years after the Plant has been  accepted  under

Section  6.04,  or  five  (5)  years after  termination  of  this

Agreement if Final Acceptance is not achieved.

11.04     Status of Contractor

           Contractor  shall perform the Work as  an  independent

contractor and not as an agent of Owner.

11.05     Notices

           Any  notice  by  one party to the  other  required  or

permitted  by  this Agreement shall be in writing  and  shall  be deemed  to have been given when actually received at the  address of  the parties set forth below or, in the case of Contractor, it shall  be  deemed  received when actually sent by  Owner  to  the

Project Manager:

          If to Owner:             Panda-Brandywine, L.P.
                                   4100 Spring Valley
                                   Suite 1001
                                   Dallas, Texas  75234 Attention:
                                   Chairman & General Counsel &
                                   Brandywine Project Manager

                                   Owner's site manager Panda-
                                   Brandywine, L.P.
                                   6433 S. Crane Highway
                                   Upper Marlboro, MD  20772
                                   Attention: Site Manager

          If to Contractor:        Raytheon Engineers &
                                   Constructors, Inc.
                                   13105 Northwest Freeway Suite 200
                                   Houston, Texas 77040 Attention:
                                   V.P. & General Manager
                                   Copy to: J.A. Jean
                                   Contract Manager

           However, either party may at any time and from time to

time  change  the address for communications to it by  delivering

written notice of the change of address to the other party.   The

parties may develop other notice procedures, such procedures, and the  parties'  agreement to follow the same, to be set  forth  in writing.

11.06     Entire Agreement; Amendment of Agreement

           This  Agreement contains the entire agreement of Owner

and   Contractor   relating  to  the  Turnkey  Firm-Fixed   Price

construction of the Plant and supersedes and replaces  any  prior

oral   or  written  agreements  or  understandings  between  them relating  to the subject matter of this Agreement.  No  amendment or  modification of this Agreement shall be effective unless  set forth in a writing signed by both parties.  Contractor agrees  to make  such  modifications of this Agreement as may be  reasonably requested of Owner by Construction Lender or PEPCO.

11.07     Waiver of Rights

           No  failure by either party to insist upon the  strict

performance of any term, covenant or condition of this Agreement,

or  to  exercise any right or remedy upon breach of any provision hereof,  and no acceptance of payment or performance  during  the continuation of any such breach, shall constitute a waiver of any term,  covenant or condition herein or a waiver of any subsequent breach  or  default in the performance of any term,  covenant  or condition herein.

11.08     Severability of Provisions

           In the event that any provision of this Agreement,  or

the  application  thereof,  is held by  any  court  of  competent jurisdiction  to be illegal or unenforceable, the  parties  shall attempt  in  good faith to agree upon an equitable adjustment  to this  Agreement in order to overcome to the extent  possible  the effect  of such illegality or unenforceability, and the  validity and  enforceability of the remaining portions of  this  Agreement shall not be affected.

11.09     Assignment; Effect of Agreement

           (a)        Neither  party shall assign this  Agreement

without  first obtaining the prior written consent of  the  other party,  provided that without obtaining the consent of the  other party  Owner  may  assign  this Agreement  to  any  wholly  owned

Affiliates  of  Owner,  parent  or  other  entity  whose   voting

securities are at least fifty-one percent owned by Owner  or  the

Construction  Lender  or  any other  Lender  holding  a  security interest in the Plant.

           (b)        Subject to the provisions of paragraph  (a)

above,  this  Agreement  shall enure to the  benefit  of  and  be binding upon Owner and Contractor and their respective successors and assigns.  Nothing in this Agreement shall be deemed to confer any  rights  on  any third party as a third party beneficiary  of this  Agreement  except  to the extent specifically  provided  in

Article IX.

11.10     Governing Law; Interpretation

           This  Agreement shall be governed by and construed  in

accordance  with  the  law of the State  of  Maryland,  excluding choice of law rules which may call for the application of the law of  another jurisdiction.  The Article headings in this Agreement are  intended for convenience in identifying subject matter  only and shall be disregarded in any interpretation of this Agreement.

11.11     Survival

           All  indemnities and guaranties given  herein  by  the

parties  and  the other obligations of the parties  contained  in

Article  X  and  the following Sections of this  Agreement  shall survive  Final Acceptance and the termination of this  Agreement:

1.05(d), 2.03, 2.14, 3.04, 3.05, 3.09, 3.10, 4.07 to  4.13, 4.17,

5.01, 5.02, 5.03, 5.04, 5.05, 8.06, Articles IX, X, and XI.

           IN  WITNESS  WHEREOF, each party has  caused  multiple

originals of this Agreement to be signed respectively by its name and  on  its behalf by a general partner and an officer thereunto duly authorized, as of the day and year first above mentioned.




PANDA-BRANDYWINE, L.P.               RAYTHEON ENGINEERS &
 by its General Partner,             CONSTRUCTORS, INC.
 Panda-Brandywine Corporation


By: /s/ Ted C. Hollon                By:  /s/


Title: Vice President Construction   Title: Sr. Vice President